Exhibit 10.1

Deal CUSIP 03416EAF8 Five-Year Revolving Loan CUSIP 03416EAG6 Five-Year Term Loan CUSIP 03416EAL5 Eight-Year Term Loan CUSIP 03416EAK7
AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF March 20, 2026

AMONG

THE ANDERSONS, INC.,

THE LENDERS,

U.S. BANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A., TRUIST BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, COÖPERATIEVE RABOBANK U.A., New York Branch, BANK OF MONTREAL and BMO BANK N.A.,

AS CO-SYNDICATION AGENTS

AND

U.S. BANK NATIONAL ASSOCIATION, FARM CREDIT MID-AMERICA, PCA, BOFA SECURITIES, INC., TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC, BMO CAPITAL MARKETS CORP., BANK OF MONTREAL, PNC CAPITAL MARKETS LLC, and COÖPERATIEVE RABOBANK U.A., New York Branch,

AS JOINT LEAD ARRANGERS and JOINT BOOK RUNNERS

1.1.    Definitions    1
1.2.    Loan Classes    42
1.3.    Computation of Time Periods    43
1.4.    Other Definitional Terms; Interpretative Provisions    43
1.5.    Interest Rate Notification    43
1.6.    Amendment and Restatement of the Existing Credit Agreement    44
1.7.    Facility LC Amounts    45
ARTICLE II THE CREDITS    45
2.1.    Commitment    45
2.2.    Determination of Dollar Amounts; Required Payments; Termination    47
2.3.    Ratable Loans; Types of Advances    47
2.4.    Swing Line Loans    47
2.5.    Commitment Fees    49
2.6.    Minimum Amount of Each Revolving Advance    49
2.7.    Reductions in Aggregate Commitment; Optional Principal Payments    49
2.8.    Method of Selecting Types and Interest Periods for New Revolving Advances    50
2.9.    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods    51
2.10.    Interest Rates    53
2.11.    Rates Applicable After Event of Default    54
2.12.    Method of Payment; Repayment of Term Loans    54
2.13.    Noteless Agreement; Evidence of Indebtedness    55
2.14.    Telephonic Notices    56
2.15.    Interest Payment Dates; Interest and Fee Basis    56
2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions    57
2.17.    Lending Installations    57
2.18.    Non-Receipt of Funds by the Administrative Agent    57
2.19.    Facility LCs    58
2.20.    Replacement of Lender    62
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(continued)

2.21.    Limitation of Interest    63
2.22.    Defaulting Lenders    64
2.23.    Market Disruption    67
2.24.    Judgment Currency    68
2.25.    Increase Option    68
ARTICLE III YIELD PROTECTION; TAXES    71
3.1.    Yield Protection    71
3.2.    Changes in Capital Adequacy Regulations    72
3.3.    Availability of Types of Advances; Adequacy of Interest Rate    72
3.4.    Funding Indemnification    74
3.5.    Taxes    75
3.6.    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity    79
3.7.    Illegality    80
ARTICLE IV CONDITIONS PRECEDENT    80
4.1.    Initial Credit Extension    80
4.2.    Each Credit Extension    82
ARTICLE V REPRESENTATIONS AND WARRANTIES    83
5.1.    Litigation and Proceedings    83
5.2.    Other Agreements    83
5.3.    Licenses, Patents, Copyrights, Trademarks and Trade Names    83
5.4.    Liens    83
5.5.    Location of Assets; Chief Executive Office    83
5.6.    Tax Liabilities    83
5.7.    Indebtedness    84
5.8.    Affiliates    84
5.9.    Environmental Matters    84
5.10.    Existence    84
5.11.    Authority    84
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(continued)

5.12.    Binding Effect    85
5.13.    Correctness of Financial Statements    85
5.14.    Employee Controversies    85
5.15.    Ownership of Properties    85
5.16.    Compliance with Laws and Regulations    85
5.17.    Solvency    85
5.18.    ERISA    86
5.19.    Margin Regulations    86
5.20.    Investment Company Act Not Applicable    86
5.21.    Full Disclosure    86
5.22.    Intellectual Property    86
5.23.    Survival of Warranties    86
5.24.    No Material Adverse Effect; No Default or Event of Default    87
5.25.    Anti-Corruption Laws; Sanctions    87
5.26.    Affected Financial Institution    87
5.27.    Plan Assets; Prohibited Transactions    87
ARTICLE VI COVENANTS    87
6.1.    Financial Reporting and Other Information    87
6.2.    Conduct of Business    90
6.3.    Insurance    90
6.4.    Financial Covenants    90
6.5.    Employee Plans    90
6.6.    Notice of Suit, Adverse Change in Business or Default    91
6.7.    Use of Proceeds    91
6.8.    Books and Records; Inspection    91
6.9.    Sanctions; Anti-Money Laundering Compliance    92
6.10.    Liens    92
6.11.    Merger    92
6.12.    Secured Indebtedness    93
6.13.    Guarantees and Other Contingent Obligations    93
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(continued)

6.14.    Disposition of Property    94
6.15.    Restricted Payments    94
6.16.    Affiliates    95
6.17.    Investments    95
6.18.    Further Assurances    95
6.19.    Farm Credit Equity    96
6.20.    Swaps    97
ARTICLE VII DEFAULTS    97
ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES    99
8.1.    Acceleration; Remedies    99
8.2.    Application of Funds    100
8.3.    Amendments    102
8.4.    Preservation of Rights    103
8.5.    Rights and Remedies; Waiver of Rights under Farm Credit Act    103
ARTICLE IX GENERAL PROVISIONS    104
9.1.    Survival of Representations    104
9.2.    Governmental Regulation    104
9.3.    Headings    104
9.4.    Entire Agreement    104
9.5.    Several Obligations; Benefits of This Agreement    105
9.6.    Expenses; Indemnification    105
9.7.    Acknowledgment Regarding Any Supported QFCs    106
9.8.    Accounting    107
9.9.    Severability of Provisions    108
9.10.    Nonliability of Lenders    108
9.11.    Confidentiality    108
9.12.    Nonreliance    110
9.13.    Disclosure    110
9.14.    USA PATRIOT ACT Notification    110
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(continued)

9.15.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    110
9.16.    Additional Eligible Currencies    111
ARTICLE X THE ADMINISTRATIVE AGENT    111
10.1.    Appointment; Nature of Relationship    111
10.2.    Powers    112
10.3.    General Immunity    112
10.4.    No Responsibility for Loans, Recitals, etc    112
10.5.    Action on Instructions of Lenders    112
10.6.    Employment of Administrative Agents and Counsel    113
10.7.    Reliance on Documents; Counsel    113
10.8.    Administrative Agent’s Reimbursement and Indemnification    113
10.9.    Notice of Event of Default    114
10.10.    Rights as a Lender    114
10.11.    Lender Credit Decision, Legal Representation    114
10.12.    Successor Administrative Agent    115
10.13.    Administrative Agent and Arranger Fees    115
10.14.    Delegation to Affiliates    115
10.15.    Guarantor Releases    116
10.16.    Co-Syndication Agents, etc    116
10.17.    No Advisory or Fiduciary Responsibility    116
10.18.    Certain ERISA Matters    117
10.19.    Erroneous Payments    118
ARTICLE XI SETOFF; RATABLE PAYMENTS    119
11.1.    Setoff    119
11.2.    Ratable Payments    120
ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS    120
12.1.    Successors and Assigns    120
12.2.    Participations    121
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(continued)

12.3.    Assignments    123
ARTICLE XIII NOTICES    125
13.1.    Notices; Effectiveness; Electronic Communication    125
ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS    127
14.1.    Counterparts; Effectiveness    127
14.2.    Electronic Execution of Assignments    127
14.3.    Electronic Records    127
ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL    128
15.1.    CHOICE OF LAW    128
15.2.    CONSENT TO JURISDICTION    128
15.3.    WAIVER OF JURY TRIAL    129
ARTICLE XVI COLLECTION ALLOCATION MECHANISM    129
16.1.    Implementation of CAM    129
16.2.    Conversion    130

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SCHEDULES
SCHEDULE 1 – Commitments
SCHEDULE 1.1(a) – Excluded Subsidiaries
SCHEDULE 1.1(c) – Material Subsidiaries
SCHEDULE 5.1 – Litigation
SCHEDULE 5.2 – Other Agreements
SCHEDULE 5.7 – Indebtedness
SCHEDULE 5.8 –Affiliates
SCHEDULE 5.9 – Environmental Matters
SCHEDULE 5.14 – Employee Controversies
SCHEDULE 5.15 – Ownership of Properties
SCHEDULE 6.10 – Liens
SCHEDULE 6.17 – Investments
SCHEDULE 6.18 – Guarantors
SCHEDULE 12.2(c) – Farm Credit Voting Participants
EXHIBITS
EXHIBIT A – Form of Compliance Certificate
EXHIBIT B – Form of Assignment and Assumption Agreement
EXHIBIT C-1 – Form of Borrowing Notice
EXHIBIT C-2 – Form of Conversion/Continuation Notice
EXHIBIT C-3 – Form of Payment Notice
EXHIBIT D-1 – Form of Five-Year Revolving Note
EXHIBIT D-2 – Form of Five-Year Term Note
EXHIBIT D-3 – Form of Eight-Year Term Note
EXHIBIT E – Form of Increasing Lender Supplement
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EXHIBIT F – Form of Augmenting Lender Supplement
EXHIBIT G – List of Closing Documents
EXHIBIT H – Form of Notice of Obligations

-viii-

AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement (the “Agreement”), dated as of March 20, 2026, is among THE ANDERSONS, INC., the Lenders and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
1.1.Definitions.
As used in this Agreement:
“Accounts” means all present and future rights of the Borrower and its Consolidated Subsidiaries to payment for Inventory or other Goods sold or leased or for services rendered, which rights are not evidenced by Instruments or Chattel Paper, regardless of whether such rights have been earned by performance and any other “accounts” (as defined in the UCC).
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or a Consolidated Subsidiary (i) acquires any going-concern business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Adjusted Daily Simple RFR” means, (A) with respect to any Advance denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling plus (b) 0%; and (B) with respect to any Advance denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple RFR for Swiss Francs minus (b) 0%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Advance denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Screen Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted Other Interest Rate” means, with respect to any Advance denominated in an Agreed Currency other than Dollars, Euros, Swiss Franc, Canadian Dollars or Sterling, an interest rate per annum equal to (a) the Other Basic Interest Rate corresponding with such Agreed Currency and, if applicable, the Interest Period therefor multiplied by (b) the Statutory

Reserve Rate therefor, if applicable, plus (c) any credit spread or similar adjustment applicable thereto; provided, that if the Adjusted Other Interest Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted Working Capital” means, as of any date of determination for the Borrower and its Consolidated Subsidiaries, the positive difference, if any, of current assets minus current liabilities (determined in accordance with GAAP); provided, that each determination of current liabilities (x) shall include the aggregate principal amount of all outstanding Advances and issued and outstanding Facility LCs, together with all interest, costs and fees accruing thereon or otherwise payable in connection therewith and (y) shall exclude principal in respect of the Term Loans and Five-Year Revolving Facility Long-Term Sublimit Loans and issued and outstanding Facility LCs supporting long-term Indebtedness.
“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.
“Advance” means a borrowing hereunder, of (i) Five-Year Revolving Loans made by some or all of the Revolving Lenders, of the same Type, made, converted or continued on the same Borrowing Date or date of conversion or continuation, as applicable, and, in the case of Term SOFR Loans, EURIBOR Loans, Term CORRA Loans and any applicable Other Interest Rate Loans (other than RFR Loans), for the same Interest Period, (ii) a Five-Year Term Loan made on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect, (iii) an Eight-Year Term Loan made on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect, and (iv) Incremental Revolving Loans or Incremental Term Loans, as applicable, made by the Lenders holdings Commitments in respect thereof, of the same Type, made, converted or continued on the same Borrowing Date or date of conversion or continuation, as applicable, and, in the case of Term SOFR Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 2.20.
“Affiliate(s)” means any Person other than the Borrower or a Consolidated Subsidiary: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Borrower or a Consolidated Subsidiary; (b) that directly or beneficially owns or holds twenty-five percent (25%) or more of any class of the voting Equity Interest of the Borrower or a Consolidated Subsidiary; (c) twenty-five percent (25%) or more of the voting Equity Interest of which is owned directly or beneficially or held by the Borrower or a Consolidated Subsidiary; or (d) that is a director, officer, agent or employee of the Borrower or a Consolidated Subsidiary.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Aggregate Outstanding Five-Year Revolving Exposure” means, at any time, the aggregate of the Five-Year Revolving Exposure of all the Five-Year Revolving Lenders.
“Agreed Currencies” means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Swiss Francs, Euro and Canadian Dollars, and (iii) any other Eligible Currency which the Borrower request the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Foreign Currency Lenders; provided, that any such other Eligible Currency also shall be subject to the requirements of Section 9.16.
“Agreement” means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Term SOFR Screen Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Term SOFR Screen Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Term SOFR Advances are unavailable pursuant to Sections 2.11 or 3.3, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.
“Alternative Currencies” means any Agreed Currencies other than Dollars.
“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Borrower or its Subsidiaries (including, for the avoidance of doubt, all Excluded Subsidiaries) from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, at any time, with respect to Advances of any Type and commitment fees, the following percentages per annum, based upon the Long Term Debt to

Capitalization Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.1(a) or 6.1(b):

Pricing Level	Long Term Debt to Capitalization Ratio	Five-Year Revolving Loan Term SOFR Rate, RFR Rate, EURIBOR Rate, Term CORRA Rate and Other Interest Rate	Five-Year Revolving Loan Base Rate	Five-Year Term Loan Term SOFR Rate	Five-Year Term Loan Base Rate	Eight-Year Term Loan Term SOFR Rate	Eight-Year Term Loan Base Rate	Commitment Fee Rate
1	> 0.60 to 1.00	1.875%	0.875%	1.875%	0.875%	2.175%	1.175%	0.225%
2	< 0.60 to 1.00 but > 0.50 to 1.00	1.625%	0.625%	1.625%	0.625%	1.925%	0.925%	0.20%
3	< 0.50 to 1.00 but > 0.40 to 1.00	1.50%	0.50%	1.50%	0.50%	1.800%	0.800%	0.175%
4	< 0.40 to 1.00	1.375%	0.375%	1.50%	0.50%	1.675%	0.675%	0.15%

Adjustments, if any, to the Applicable Margin shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of a Compliance Certificate is required pursuant to Section 6.1(a) or 6.1(b) until the first day of the first fiscal month immediately following the next such date on which delivery of a Compliance Certificate is so required. If the Borrower fails to deliver a Compliance Certificate to the Administrative Agent at the time required pursuant to Section 6.1(a) or 6.1(b), then the Applicable Margin shall be the highest Applicable Margin set forth in the applicable foregoing table until five (5) days after such Compliance Certificate is so delivered.
Notwithstanding the foregoing (but subject to the last sentence of the preceding paragraph), the greater of pricing level 4 and the actual pricing level (determined based on the applicable Compliance Certificate for the applicable reporting period) shall be in effect from the Effective Date until the Administrative Agent’s receipt of the applicable Compliance Certificate for the Borrower’s fiscal quarter ending on March 31, 2026. Thereafter, adjustments to the pricing level shall be effected in accordance with the preceding paragraph.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means each of U.S. Bank National Association, Farm Credit Mid-America, PCA, BofA Securities, Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Bank of Montreal, PNC Capital Markets LLC, and Coöperatieve Rabobank U.A., New York Branch, and their respective successors, in their capacities as Joint Lead Arrangers as of the Effective Date.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Augmenting Lender” is defined in Section 2.25.
“Authorized Officer” means any of the Chief Executive Officer, Chief Financial Officer, Treasurer, Assistant Treasurer, and General Counsel of the Borrower, acting singly.
“Available Aggregate Five-Year Revolving Commitment” means, at any time, the Five-Year Revolving Commitments then in effect minus the Five-Year Revolving Exposures at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for the applicable Agreed Currency, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, pursuant to this Agreement as of such date, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.
“Base Rate Advance” means an Advance that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Benchmark” means, initially, with respect to any Advance in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a replacement of a Benchmark has occurred pursuant to Section 3.3(b), then “Benchmark” means the applicable Benchmark Replacement therefor to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that in the case of any Advance denominated in an Agreed Currency other than Dollars (or Dollars if clause (1) is unavailable), “Benchmark Replacement” means the alternative set forth in clause (2) below:
(1)Daily Simple SOFR; or
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States of America and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement”, for any applicable Interest Period and Available Tenor for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Advance” and “Term SOFR Advance”, the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Daily Term SOFR Loan”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and
(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an RFR Administrator, the Term CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3(b), and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or

(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means The Andersons, Inc., an Ohio corporation, and its successors and assigns.
“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.
“Borrowing Notice” is defined in Section 2.8.
“British Pounds Sterling”, “Sterling” or “£” means the lawful currency of the United Kingdom.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, (a) when used in connection with SOFR, Daily Simple SOFR, Term SOFR Screen Rate, Daily Term SOFR Screen Rate, Daily Term SOFR Rate, or Term SOFR Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) in relation to Loans denominated in Euros and the calculation or computation of the EURIBOR Screen Rate, Business Day shall include any day which is a TARGET Day, (c) in relation to Loans denominated in Canadian Dollars and the calculation or computation of Term CORRA, Business Day means any day on which banks generally are open in Toronto, Ontario, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, Business Day shall include any such day that is only an RFR Business Day, and (e) in relation to Loans denominated in an Agreed Currency other than Dollars and not covered by clauses (a), (b), (c) or (d), such other business day as determined by the Administrative Agent in accordance with giving effect to market conventions for the applicable Agreed Currency.
“CAM Exchange” means the exchange of the Five-Year Revolving Lenders’ interests provided for in Section 16.1.
“CAM Percentage” means, as to each Five-Year Revolving Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate amount of Five-Year Revolving Loans owed to such Five-Year Revolving Lender, and (b) the denominator shall be the aggregate Five-Year Revolving Loans owed to all the Five-Year Revolving Lenders, in each case immediately prior to the date on which a CAM Exchange occurs. For purposes of computing each Five-Year Revolving Lender’s CAM Percentage, all Five-Year Revolving Loans which are denominated in Alternative Currencies shall be converted into the Dollar Amount in effect on the date on which such CAM Exchange occurs.

“Canadian Dollar” means the lawful currency of Canada.
“Capitalization” means, on any date of determination for the Borrower and its Consolidated Subsidiaries, (x) Tangible Net Worth plus (y) Long Term Debt.
“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuer or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Management Services” means any banking services that are provided to the Borrower or any Subsidiary by the Administrative Agent, the LC Issuer or any other Lender or any Affiliate of any of the foregoing (at the time such banking service is entered into), including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) freight payable transactions, (g) automated clearing house or wire transfer services, or (h) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.
“Change in Control” means, (a) as to Borrower, (i) the voting Equity Interests of the Borrower shall cease to be publicly traded, or (ii) more than forty percent (40%) of the voting Equity Interests of the Borrower is owned or controlled, directly or indirectly by one Person or an affiliated group of Persons, and (b) as to any Consolidated Subsidiary of the Borrower, the voting or controlling Equity Interests of such Subsidiary shall cease to be Controlled by Borrower.
“Change in Law” means the adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.
“Class”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Term Loans.

“Co-Syndication Agent” means each of Bank of America, N.A., Truist Bank, Wells Fargo Bank, National Association, PNC Bank, National Association, Coöperatieve Rabobank U.A., New York Branch, Bank of Montreal and BMO Bank N.A., in their capacities as co-syndication agents for the credit facilities evidenced by this Agreement as of the Effective Date.
“Code” means the Internal Revenue Code of 1986.
“Collateral Shortfall Amount” is defined in Section 8.1(a).
“Commitment” means, for each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment, in an amount not exceeding the amount set forth in Schedule 1 as it may be modified (i) pursuant to Section 2.7 or Section 2.25, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof; provided, that certain of the Term Loan Commitments shall have been funded prior to the Effective Date.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).
“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit A.
“Computation Date” means each date that is (a) three (3) Business Days prior to a Borrowing Date, (b) three (3) Business Days prior to the date of the conversion or continuation of an Advance, (c) three (3) Business Days prior to the issuance or Modification of a Facility LC, (d)  the date of any draw under a Facility LC, (e) the last Business Day of each month, or (f) any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Foreign Currency Lenders (including, without limitation, on the date that any CAM Exchange is made and the date that Advances are converted to Base Rate Advances pursuant to Section 2.11).
“Consolidated”, when used in connection with financial information, has the meaning set forth in Section 9.8.
“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash or accrued, (iii) depreciation, (iv) amortization, (v) unusual or non-recurring non-cash expenses, charges or losses incurred other than in the ordinary course of business and (vi) non-cash expenses related to stock based compensation, minus, to the extent included in Consolidated Net Income, (1) unusual or non-recurring income or gains realized other than in the ordinary course of business, (2) interest income, (3) income tax credits and refunds (to the extent not netted from tax expense), and (4) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred, all calculated for the Borrower and its Consolidated Subsidiaries (including all Excluded Subsidiaries) on a Consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period, (a) if at any time during such

Reference Period, the Borrower or a Consolidated Subsidiary (including Excluded Subsidiaries) shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (b) if during such Reference Period the Borrower or a Consolidated Subsidiary (including Excluded Subsidiaries) shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period, and with that portion of Consolidated EBITDA corresponding with the subject of such Material Acquisition being determined in accordance with the requirements of this definition.
“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries) calculated on a Consolidated basis for such period (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swaps in respect of interest rates to the extent that such net costs are allocable to such period). For the purposes of calculating Consolidated Interest Expense for any Reference Period, (i) if at any time during such Reference Period the Borrower or a Consolidated Subsidiary (including Excluded Subsidiaries) shall have made any Material Disposition, the Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Interest Expense (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or a Consolidated Subsidiary (including Excluded Subsidiaries) shall have made a Material Acquisition, Consolidated Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period, and with that portion of Consolidated Interest Expense corresponding with the subject of such Material Acquisition being determined in accordance with the requirements of this definition.
“Consolidated Net Income” means, with reference to any period, calculated on a Consolidated basis for such period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries) prior to giving effect to any deductions for non-controlling interests (which, for the avoidance of doubt, shall be the amount reflected in the Borrower’s financial reporting under the “Net income (loss)” line-item).
“Consolidated Subsidiary” or “Consolidated Subsidiaries” means, at any time, any Subsidiary (or all such Subsidiaries, taken together, as applicable) the accounts of which are required at that time to be Consolidated in the Consolidated financial statements of the Borrower, assuming that such financial statements are prepared in accordance with GAAP; provided, however, that no Excluded Subsidiary shall constitute or qualify as a Consolidated Subsidiary.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Control” has the meaning set forth in the definition of “Subsidiary”.
“Conversion/Continuation Notice” is defined in Section 2.9.
“CORRA” means the Canadian Overnight Report Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day.
“Daily Simple SOFR” means for any day, an interest rate per annum equal to SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Term SOFR Loan” means a Swing Line Loan that, except as otherwise provided in Section 2.11, bears interest at the Daily Term SOFR Rate.
“Daily Term SOFR Rate” means, with respect to a Swing Line Loan, the sum of (a) the Daily Term SOFR Screen Rate, plus (b) the Applicable Margin for Term SOFR Advances.
“Daily Term SOFR Screen Rate” means, with respect to a Swing Line Loan the one-month Term SOFR rate quoted by the Administrative Agent from the Screen for the Business Day of such Swing Line Loan (such Business Day, the “Daily Rate Determination Date”). If as

of 5:00 p.m. (New York time) on any Daily Rate Determination Date, the one-month Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three Business Days prior to such Daily Rate Determination Date. For purposes of determining any interest rate hereunder or under any other Loan Document that is based on the Daily Term SOFR Screen Rate, such interest rate shall change as and when the Daily Term SOFR Screen Rate changes; provided, that if the Daily Term SOFR Screen Rate shall ever be less than the Floor, the Daily Term SOFR Screen Rate shall be determined to be the Floor.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent, the LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuer, the Swing Line Lender and each Lender.
“Deposits” is defined in Section 11.1.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any Property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” means the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount and (b) with respect to any amount in an Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.2 using the Exchange Rate with respect to such Alternative Currency at the time in effect based on its actual cost of funds and in accordance with its standard practices.
“Domestic Subsidiary” means a Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied.
“Effective Date Eight-Year Term Loan Commitment” means for each Term Lender, the obligation, if any, of such Term Lender to make Eight-Year Term Loans to the Borrower on the Effective Date, as the amount of such obligation is set forth in Schedule 1, as it may be modified (i) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (ii) otherwise from time to time pursuant to the terms hereof. As of the Effective Date, the aggregate amount of the Term Lenders’ Effective Date Eight-Year Term Loan Commitments is $86,250,000.00 (which amount is equal to the aggregate principal amount of the term loans outstanding under the Existing Term Loan Credit Agreement as in effect immediately prior to the Effective Date).
“Effective Date Eight-Year Term Loans” is defined in Section 2.1(b)(ii).
“Eight-Year Term Lender” means, as of any date of determination, a Lender having an Eight-Year Term Loan Commitment.
“Eight-Year Term Loan Commitment” means, for each Eight-Year Term Lender, the obligation, if any, of such Eight-Year Term Lender to make Eight-Year Term Loans to the Borrower, as set forth in Schedule 1, as it may be modified (i) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (ii) otherwise from time to time pursuant to the terms hereof. As of the Effective Date, the aggregate amount of the Eight-Year Term Lenders’ Eight-Year Term Loan Commitments is $256,367,187.50 (which amount consists of the Existing Seven-Year Term Loans and the Effective Date Eight-Year Term Loans). After advancing the Eight-Year Term Loan, each reference to an Eight-Year Term Lender’s Eight-Year Term Loan Commitment shall refer to that Eight-Year Term Lender’s Pro Rata Share of the Eight-Year Term Loans.

“Eight-Year Term Loan Maturity Date” means March 20, 2034; provided, that if such day occurs on a non-Business Day, then such day shall be required to occur on the immediately preceding Business Day.
“Eight-Year Term Loans” means, with respect to an Eight-Year Term Lender, such Eight-Year Term Lender’s loan made or re-evidenced pursuant to Section 2.1(b)(ii) (or any conversion or continuation thereof). For the avoidance of doubt, the Eight-Year Term Loans shall consist in their entirety of (i) Existing Seven-Year Term Loans re-evidenced pursuant to Section 2.1(b)(ii) and (ii) Effective Date Eight-Year Term Loans made pursuant to Section 2.1(b)(ii).
“Eligible Assignee” means any Person except a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), the Borrower, any of the Borrower’s Affiliates or Subsidiaries or any Defaulting Lender or any of its Subsidiaries.
“Eligible Currency” means any lawful currency other than Dollars that is not restricted, readily available and freely traded, in which deposits are customarily offered to banks in the applicable interbank market, convertible into Dollars in the international interbank market available to the Foreign Currency Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Foreign Currency Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that (i) such currency no longer exists, (ii) such currency is in the determination of the Administrative Agent, no longer readily available or freely traded, or (iii) a Dollar amount is, in the determination of the Administrative Agent, not readily calculable with respect to such currency, or (iv) such currency is no longer a currency in which the Required Foreign Currency Lenders are willing to make Foreign Currency Loans (each of (i), (ii), (iii), (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Five-Year Revolving Lenders, the Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans made in the currency to which the Disqualifying Event applies in Dollars or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.
“Employee Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is sponsored or maintained by any of the Borrower and its Consolidated Subsidiaries, with respect to which any of the Borrower and its Consolidated Subsidiaries is required to make any contributions or with respect to which any of the Borrower and its Consolidated Subsidiaries has, or could reasonably be expected to have, any liability (excluding, for purposes of this Agreement, any Multiemployer Plan).
“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(b) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure by the Borrower or an ERISA Affiliate to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, whether or not waived; (c) the filing by the Borrower or an ERISA Affiliate pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable EURIBOR Rate.
“EURIBOR Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable EURIBOR Rate.
“EURIBOR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted EURIBOR Rate applicable to such Interest Period plus (b) the Applicable Margin.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement

Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Euro”, “euro” and “EUR” means the single currency of the participating member states of the EU.
“Event of Default” is defined in Article VII.
“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the applicable Thomson Reuters page for such currency. In the event that such rate does not appear on the applicable Thomson Reuters page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Subsidiary” means any Subsidiary of the Borrower listed on Schedule 1.1(a) on the Effective Date, as updated from time to time in accordance with Section 6.1(d).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation with respect to a Lender-Provided Swap if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer, and the Administrative Agent, (i) Taxes imposed on or measured by net income

(however denominated), franchise Taxes, and branch profits, in each case, (A) imposed as a result of such Lender, the LC Issuer or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment or such Lender changes its applicable Lending Installation, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) any Tax attributable to a Lender’s failure to comply with Section 3.5(f), and (iv) any withholding Taxes imposed by FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing Credit Agreement” means the Credit Agreement, dated as of January 11, 2019, as amended, restated, supplemented and otherwise modified prior to the date hereof, by and among the Borrower, as borrower, the financial institutions party thereto from time to time, as lenders, and U.S. Bank National Association, as administrative agent.
“Existing Five-Year Term Loans” is defined in Section 2.1(b)(i).
“Existing Seven-Year Term Loans” is defined in Section 2.1(b)(ii).
“Existing Term Loan Credit Agreement” means the Term Loan Agreement, dated as of April 3, 2023, as amended, restated, supplemented and otherwise modified prior to the date hereof, between the Borrower and Farm Credit Mid-America, PCA.
“Facility LC” is defined in Section 2.19(a).
“Facility LC Application” is defined in Section 2.19(c).
“Facility LC Collateral Account” is defined in Section 2.19(k).
“Farm Credit Equities” is defined in Section 6.19(a).
“Farm Credit System Institution” means any farm credit bank, any Federal land bank association, any production credit association, the banks for cooperatives, and such other institutions as may be subject to regulation by the Farm Credit Administration, including, without limitation, any federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time. When used in this Agreement in reference to the Farm Credit Equities, “Farm Credit System Institution” shall also include the affiliate of such Farm Credit System Institution in which such Farm Credit Equities are purchased or acquired, as applicable.

“Farm Products” means all personal Property owned by the Borrower and its Consolidated Subsidiaries used or for use in farming or livestock operations, including without limitation, seed and harvested or un-harvested crops of all types and descriptions, whether annual or perennial and including trees, vines and the crops growing thereon, native grass, grain, feed, feed additives, feed ingredients, feed supplements, fertilizer, hay, silage, supplies (including without limitation, chemicals, veterinary supplies and related Goods), livestock of all types and descriptions (including without limitation, the offspring of such livestock and livestock in gestation) and any other “farm products” (as defined in the UCC).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0..0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Letter” is defined in Section 10.13.
“Financed Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Financed Lease Obligations” of a Person means the amount of the obligations of such Person under Financed Leases which would be shown as a liability on the balance sheet of such Person prepared in accordance with GAAP.
“Five-Year Revolving Commitment” means, for each Five-Year Revolving Lender, the obligation, if any, of such Lender to make Five-Year Revolving Loans (including, without limitation, Foreign Currency Loans) to, and participate in Facility LCs issued upon the application of and Swing Line Loans made to, the Borrower, expressed as an amount representing the maximum possible aggregate amount of such Five-Year Revolving Lender’s Five-Year Revolving Exposure hereunder. The initial amount of each Five-Year Revolving Lender’s Five-Year Revolving Commitment is set forth on Schedule 1, as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c), or (iii) otherwise from time to time pursuant to the terms hereof. As of the

Effective Date, the aggregate amount of the Five-Year Revolving Lenders’ Five-Year Revolving Commitments is $1,300,000,000.
“Five-Year Revolving Exposure” means, with respect to any Five-Year Revolving Lender at any time, the sum of (i) the aggregate principal amount of such Five-Year Revolving Lender’s Five-Year Revolving Loans (including, without limitation, Foreign Currency Loans) outstanding at such time, plus (ii) an amount equal to its Five-Year Revolving Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Five-Year Revolving Pro Rata Share of the LC Obligations at such time.
“Five-Year Revolving Facility Long-Term Sublimit Loan” means a Five-Year Revolving Loan, designated in writing by the Borrower to the Administrative Agent as being a (a) Five-Year Revolving Loan under the Five-Year Revolving Facility Long-Term Sublimit and (b) Five-Year Revolving Loan the proceeds of which were used solely to consummate Permitted Acquisitions, capital expenditures and purchases of fixed assets (in each case to the extent not prohibited hereunder). Notwithstanding anything to the contrary set forth herein, the aggregate Dollar Amount of outstanding Five-Year Revolving Facility Long-Term Sublimit Loans shall not exceed the Five-Year Revolving Facility Long-Term Sublimit at any time.
“Five-Year Revolving Facility Long-Term Sublimit” means $400,000,000.
“Five-Year Revolving Lender” means, as of any date of determination, a Lender with a Five-Year Revolving Commitment or, if the Five-Year Revolving Commitments have terminated or expired, a Lender with Five-Year Revolving Exposure.
“Five-Year Revolving Loan” means, with respect to a Five-Year Revolving Lender, such Five-Year Revolving Lender’s loan (including, without limitation, any Foreign Currency Loans) made pursuant to its Commitment to lend set forth in Section 2.1(a)(i)(A) or (B) (or any conversion or continuation thereof).
“Five-Year Revolving Loan Termination Date” means March 20, 2031; provided, that if such day occurs on a non-Business Day, then such day shall be required to occur on the immediately preceding Business Day.
“Five-Year Revolving Pro Rata Share” means, with respect to Five-Year Revolving Loans, a portion equal to a fraction the numerator of which is such Five-Year Revolving Lender’s Five-Year Revolving Commitment and the denominator of which is the aggregate Five-Year Revolving Commitments of all Five-Year Revolving Lenders, provided, however, if all of the Five-Year Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Five-Year Revolving Pro Rata Share” means the percentage obtained by dividing (i) such Five-Year Revolving Lender’s Five-Year Revolving Exposure at such time by (ii) the aggregate Five-Year Revolving Exposures of all Five-Year Revolving Lenders at such time.
“Five-Year Term Lender” means, as of any date of determination, a Lender having a Five-Year Term Loan Commitment.

“Five-Year Term Loan Commitment” means, for each Five-Year Term Lender, the obligation, if any, of such Five-Year Term Lender to make Five-Year Term Loans to the Borrower, as set forth in Schedule 1, as it may be modified (i) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (ii) otherwise from time to time pursuant to the terms hereof. As of the Effective Date, the aggregate amount of the Term Lenders’ Five-Year Term Loan Commitments is $114,257,812.40 (which amount consists entirely of the Existing Five-Year Term Loans). After advancing the Five-Year Term Loan, each reference to a Five-Year Term Lender’s Five-Year Term Loan Commitment shall refer to that Five-Year Term Lender’s Pro Rata Share of the Five-Year Term Loans.
“Five-Year Term Loan Maturity Date” means March 20, 2031; provided, that if such day occurs on a non-Business Day, then such day shall be required to occur on the immediately preceding Business Day.
“Five-Year Term Loans” means, with respect to a Lender, such Lender’s loan made or re-evidenced pursuant to Section 2.1(b)(i) (or any conversion or continuation thereof).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Screen Rate, the Adjusted EURIBOR Rate, Term CORRA, each Adjusted Daily Simple RFR, or each Adjusted Other Interest Rate. As of the Effective Date, the Floor equals 0% for all interest rate determinations.
“Foreign Currency Exposure” means, with respect to any Foreign Currency Lender at any time, the aggregate principal amount of such Foreign Currency Lender’s Foreign Currency Loans outstanding at such time.
“Foreign Currency Lender” means, as of any date of determination, a Five-Year Revolving Lender with a Foreign Currency Sublimit Commitment or, if the Foreign Currency Sublimit Commitment has terminated or expired, a Lender with Foreign Currency Loans.
“Foreign Currency Loan” means, with respect to a Foreign Currency Lender, such Foreign Currency Lender’s Five-Year Revolving Loan made in an Alternative Currency made pursuant to its Foreign Currency Sublimit Commitment to lend set forth in Section 2.1(a)(i)(B) (or any conversion or continuation thereof).
“Foreign Currency Pro Rata Share” means, with respect to Foreign Currency Loans, a portion equal to a fraction the numerator of which is such Foreign Currency Lender’s Foreign Currency Sublimit Commitment and the denominator of which is the aggregate Foreign Currency Sublimit Commitment of all Foreign Currency Lenders, provided, however, if all of the Five-Year Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Foreign Currency Pro Rata Share” means the percentage obtained by dividing (i) such Foreign Currency Lender’s Foreign Currency Exposure at such time by (ii) the aggregate Foreign Currency Exposures of all Foreign Currency Lenders at such time.

“Foreign Currency Sublimit Commitment” means, for each Foreign Currency Lender, the obligation, if any, of such Lender to make Foreign Currency Loans to the Borrower, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Foreign Currency Exposure hereunder. The initial amount of each Foreign Currency Lender’s Foreign Currency Sublimit Commitment is set forth on Schedule 1, as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c), or (iii) otherwise from time to time pursuant to the terms hereof. As of the date of the Effective Date, the aggregate amount of the Foreign Currency Lenders’ Foreign Currency Sublimit Commitment is $200,000,000. The Foreign Currency Sublimit Commitment is part of, and not in addition to, the Five-Year Revolving Commitments.
“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by the LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s ratable share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.13, subject at all times to Section 9.8.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Guarantor” means each Material Subsidiary that is a party to the Guaranty, either on the Effective Date or pursuant to the terms of Section 6.18, and their respective successors and assigns.

“Guaranty” means that certain Amended and Restated Guaranty, dated as of the Effective Date, executed by each of the Guarantors in favor of the Administrative Agent for the ratable benefit of the Lenders, as such Guaranty has been, and may be, supplemented from time to time, or may otherwise be amended or modified from time to time.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.
“Immaterial Reporting Subsidiaries” is defined in Section 6.1(a).
“Increasing Lender” is defined in Section 2.25.
“Incremental Amendment” is defined in Section 2.25.
“Incremental Revolving Loan” is defined in Section 2.25.
“Incremental Revolving Loan Amendment” is defined in Section 2.25.
“Incremental Revolving Loan Commitment” is defined in Section 2.25.
“Incremental Term Loan” is defined in Section 2.25.
“Incremental Term Loan Amendment” is defined in Section 2.25.
“Incremental Term Loan Commitment” is defined in Section 2.25.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money (including the Obligations under this Agreement and the other Loan Documents), (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Financed Lease Obligations, (vii) obligations as an account party with respect to standby and commercial letters of credit (including Letters of Credit hereunder), (viii) Contingent Obligations of such Person, and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the Consolidated balance sheet of such Person. Notwithstanding anything to the contrary set forth herein, the portion of any Indebtedness of any Excluded Subsidiary which is guaranteed by the Borrower or a Consolidated Subsidiary, or for which the Borrower or a Consolidated Subsidiary otherwise provides credit support (including, without limitation, collateral support), shall constitute Indebtedness hereunder and in connection herewith.
“Indemnified Taxes” means (a) Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Differential” is defined in Section 3.4.
“Interest Period” means, (a) with respect to a Term SOFR Advance, a period of seven (7) days or one (1), three (3) or six (6) months (or such other period agreed upon in writing by the Borrower and each applicable Lender), (b) with respect to EURIBOR Advances, a period of seven (7) days or one (1) or three (3) months, (c) with respect to Term CORRA Advances, a period of one (1) or three (3) months, and (d) if denominated in any other Agreed Currency (other than Sterling and Swiss Francs, which is subject to provisions governing RFR Advances and which do not have Interest Periods), such period as shall be agreed to for each Agreed Currency by the Borrower, the Administrative Agent and the Lenders (which period may follow one of the Interest Period conventions set forth in clauses (a), (b) or (c) or those governing RFR Advances), in each case commencing on a Business Day selected by the Borrower pursuant to this Agreement. Any Interest Period shall end on the day which corresponds numerically to such date seven (7) days or one (1), three (3) or six (6) months thereafter (or such other period agreed upon in writing by the Borrower and each applicable Lender), provided, that
(a)any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)(x) any Interest Period applicable to a Term SOFR Advance, EURIBOR Advance, Term CORRA Advance or Other Interest Rate made by the Five-Year Revolving Lenders that would otherwise extend beyond the Five-Year Revolving Loan Termination Date shall end on the Five-Year Revolving Loan Termination Date and (y) any Interest Period applicable to a Term SOFR Advance relating to Term Loans that would otherwise extend beyond the Term Loan Maturity Date applicable to such Term Loans shall end on the applicable Term Loan Maturity Date, and in each case, the Borrower shall also pay accrued interest on any such Loans, together with any additional amounts required pursuant to Section 3.4; and
(d)no tenor that has been removed from this definition pursuant to Section 3.3 may be available for selection by the Borrower.
Notwithstanding the foregoing or anything to the contrary set forth herein, the Term SOFR Rate for a seven-day Interest Period shall be determined using the Term SOFR Rate for a one-month Interest Period that would otherwise start on the same day as the requested seven-day period.
“Inventory” means any and all Goods which shall at any time constitute “inventory” (as defined in the UCC) or Farm Products owned by the Borrower and its Consolidated Subsidiaries, wherever located (including, without limitation, Goods in transit and Goods in the possession of third parties), or which from time to time are held for sale, lease or consumption in Borrower’s business, furnished under any contract of service or held as raw materials, work in process, finished inventory or supplies (including without limitation, packaging and/or shipping materials).
“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) Equity Interests, bonds, mutual funds, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Fee” is defined in Section 2.19(d).
“LC Issuer” means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) in its capacity as issuer of Facility LCs hereunder.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP, Rule 3.13 or 3.14 of the ISP, or similar terms in the governing rules or laws or of the Facility LC itself, or if compliant documents have been presented but not yet honored, such Facility LC shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the LC Issuer and the Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to such Facility LC.
“LC Payment Date” is defined in Section 2.19(e).
“Lender-Provided Swap” means a Swap which is provided to the Borrower or any Subsidiary by the Administrative Agent, the LC Issuer, any other Lender or any Affiliate thereof (at the time such Swap is entered into); provided, that any Swap provided to the Borrower or any Subsidiary by a Lender that also was a “Lender” under the Existing Credit Agreement and provided such Swap when the Existing Credit Agreement was outstanding shall constitute a Lender-Provided Swap for purposes hereof.
“Lenders” means the lending institutions from time to time party to this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes U.S. Bank in its capacity as Swing Line Lender.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or on its administrative questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.
“Letter of Credit” means a letter of credit or similar instrument which is issued upon the application of a Person or upon which a Person is an account party or for which a Person is in any way liable.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Financed Lease or other title retention agreement, and any title or interest in Inventory transferred to, or any other precautionary security interest or filing in favor of, a Structured Inventory Purchaser pursuant to a Structured Inventory Purchase permitted under this Agreement).
“Loan” means a Five-Year Revolving Loan, a Foreign Currency Loan, a Swing Line Loan, a Five-Year Term Loan, an Eight-Year Term Loan, an Incremental Revolving Loan or an Incremental Term Loan.
“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty, any Note or Notes executed by the Borrower in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future, executed by the Borrower for the benefit of the Administrative Agent or any Lender in connection with this Agreement.
“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and the Guarantors.
“Long Term Debt” means (x) outstanding Five-Year Revolving Facility Long-Term Sublimit Loans and (y) Indebtedness of the Borrower and its Consolidated Subsidiaries that is classified as non-current per GAAP, including the current portion thereof, if any.
“Long Term Debt to Capitalization Ratio” means, as of any date, the ratio of Long Term Debt to Capitalization.
“Margin / Swap Accounts” means, collectively, all Commodity Accounts and all Commodity Contracts (as each is defined under the UCC) and (to the extent not included in

Commodity Accounts or Commodity Contracts) all Swap and cash forward contracts maintained by the Borrower and its Consolidated Subsidiaries with respect to Swaps.
“Material Acquisition” means any Permitted Acquisition that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $200,000,000.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, operations, assets or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders under the Loan Documents.
“Material Disposition” means any sale, transfer or disposition of Property or series of related sales, transfers, or dispositions of Property (other than inventory in the ordinary course of business) that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $200,000,000.
“Material Indebtedness” means Indebtedness of the Borrower or any Guarantor in an outstanding principal amount of $50,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Material Reporting Subsidiaries” means, at the fiscal quarter end with respect to which, pursuant to Section 6.1, financial statements have been, or are required to have been, delivered by the Borrower, as reflected in such financial statements, the Subsidiaries of the Borrower (including Excluded Subsidiaries) (a) which in the aggregate contributed more than twenty-five percent (25%) of Consolidated EBITDA, or (b) have in the aggregate assets which represent more than twenty-five percent (25%) of the Consolidated gross assets of the Borrower and its Subsidiaries. Schedule 1.1(c) contains a list of the Material Reporting Subsidiaries of the Borrower as of the Effective Date.
“Material Subsidiary” means, at the fiscal quarter end with respect to which, pursuant to Section 6.1, financial statements have been, or are required to have been, delivered by the Borrower, as reflected in such financial statements, a Subsidiary of the Borrower (including an Excluded Subsidiary) (a) which contributed more than ten percent (10%) of Consolidated EBITDA, or (b) has assets which represent more than ten percent (10%) of the Consolidated gross assets of the Borrower and its Subsidiaries. Schedule 1.1(c) contains a list of each Material Subsidiary of the Borrower as of the Effective Date.
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.
“Modify” and “Modification” are defined in Section 2.19(a).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means an employee pension benefit plan of the type described in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is, or in the immediately preceding six (6) years was, a party.
“Net Tangible Assets Amount” means, as of any date of determination therefor, the positive difference, if any, of (x) the aggregate value of all assets owned or controlled by the Borrower and its Consolidated Subsidiaries, as adjusted for commodity derivative liabilities, minus the aggregate of (y) the aggregate principal amount of all Secured Debt then outstanding plus the aggregate face amount of all then outstanding grain payables plus the aggregate amount of customer prepayments plus goodwill and other intangibles (with the understanding that all of the foregoing items shall be specified in the Borrower’s financial statements from time to time delivered pursuant to the requirements hereof).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Foreign Currency Lender” means any Five-Year Revolving Lender that does not have a Foreign Currency Sublimit Commitment.
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” is defined in Section 2.13(d).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all obligations in connection with Cash Management Services, all obligations in connection with Lender-Provided Swaps, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided, that obligations in respect of Cash Management Services and Lender-Provided Swaps shall only constitute “Obligations” (x) if owed to a Lender that also was a “Lender” under the Existing Credit Agreement immediately prior to the Amendment No. 5 Effective Date (as defined in the Existing Credit Agreement as in effect immediately prior to the Effective Date) and such Obligations arose when the Existing Credit

Agreement was outstanding or (y) if owed to the Administrative Agent or if the Administrative Agent shall have received notice in the form of Exhibit H from the relevant Lender not later than sixty (60) days after such Cash Management Services or Lender-Provided Swaps have been provided and the relevant Lender has provided (or with respect to Cash Management Services or Lender-Provided Swaps in existence on the Amendment No. 5 Effective Date (as defined in the Existing Credit Agreement as in effect immediately prior to the Effective Date), not later than sixty (60) days after the Amendment No. 5 Effective Date (as defined in the Existing Credit Agreement as in effect immediately prior to the Effective Date)) such supporting documentation as the Administrative Agent may request; provided, further, that “Obligations” shall exclude all Excluded Swap Obligations. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Facility LC commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document, including Erroneous Payment subrogation rights and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any LC Issuer, in each case in its sole discretion, may elect to pay or advance on behalf of any Loan Party.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Other Basic Interest Rate” means, with respect to a Loan in an Agreed Currency other than Dollars, euro, Swiss Franc, Sterling or Canadian Dollars, the rate per annum agreed to by the Borrower, the Administrative Agent and the Foreign Currency Lenders as applying to such Agreed Currency, which rate may be determined using an interest settlement rate for deposits in such Agreed Currency administered by a body selected by the Administrative Agent and agreed to by the Borrower and the Foreign Currency Lenders, as such rate appears on the applicable Thomson Reuters or other agreed-upon screen (or such other commercially available source providing quotations of such Agreed Currency as may be designated by the Administrative Agent and agreed to by the Borrower and the Foreign Currency Lenders from time to time) at the time and on the Business Day designated by the Administrative Agent and agreed to by the Borrower and the Foreign Currency Lenders for deposits in the relevant currency (for delivery on the first day of the Interest Period applicable thereto or on the first day on which the applicable Loan is to be made, as the case may be) with a term, if applicable to such Agreed Currency, equivalent to the relevant Interest Period; provided, that if an agreed-upon screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Other Basic Interest Rate shall instead equal such rate as reported by such service as agreed to by the Borrower, the Administrative Agent and the Foreign Currency Lenders; provided, further, that such alternative may be a central bank rate determined by the Administrative Agent and agreed to by the Borrower and the Foreign Currency Lenders.
“Other Connection Taxes” means, with respect to any Lender or applicable Lending Installation, the LC Issuer, or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender, the LC Issuer or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender, the LC Issuer or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Interest Rate” means the sum of (a) the Adjusted Other Interest Rate (which may be determined for an Interest Period, if applicable) plus (b) the Applicable Margin.
“Other Interest Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Other Interest Rate.
“Other Interest Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Other Interest Rate.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or a participation.
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Exposure outstanding at such time, plus (ii) the outstanding principal amount of its Term Loans outstanding at such time.
“Participant” is defined in Section 12.2(a).
“Participant Register” is defined in Section 12.2(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” means (a) other than for any RFR Advances or Other Interest Rate Advances, the first day of each calendar month, (b) with respect to any RFR Advance, each date that is on the numerically corresponding day in each calendar month that is one month after the date such Loan is made (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (c) with respect to any Other Interest Rate Advances, such recurring day as agreed to by the Borrower, the Administrative Agent and the Lenders; provided, that if such day is not a Business Day, the Payment Date shall be the immediately succeeding Business Day.
“Payment Notice” is defined in Section 2.7.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Acquisition” means any Acquisition made by the Borrower or a Consolidated Subsidiary, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (c) the business to be acquired in such Acquisition is in the same line of business as the Borrower’s or is a line of business that is similar, ancillary or complementary thereto or is a reasonable extension thereof, (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (e) with respect to any Acquisition where the aggregate consideration (including, without limitation, any assumption of Indebtedness) in respect thereof equals or exceeds $200,000,000, the Borrower shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants contained in Section 6.4 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period.
“Person(s)” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Borrower or any ERISA Affiliate has, or could reasonably be expected to have, any liability (excluding, for purposes of this Agreement, any Multiemployer Plan).
“Plan Assets” is defined in Section 5.27.
“Platform” means Debt Domain, Intralinks, Syndtrak, Debticate or a substantially similar electronic transmission system.
“Prepaid Swap” means a forward commodity Swap featuring an upfront payment by the buyer of a percentage of the net present value of the total fixed amount under such Swap.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, with respect to a Lender, (a) with respect to Five-Year Revolving Loans, its respective Five-Year Revolving Pro Rata Share, (b) with respect to Foreign Currency Loans, its respective Foreign Currency Pro Rata Share and (c) with respect to Term Loans, a portion equal to a fraction the numerator of which is such Lender’s outstanding principal amount of Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasers” is defined in Section 12.3(a).
“Reference Period” means any period of four (4) consecutive fiscal quarters of the Borrower.
“Reference Time” means with respect to any setting of the then-current Benchmark (1) if such Benchmark is Term SOFR, 10:00 a.m. (Central time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Term CORRA, 1:00 p.m. (Toronto time) on the day that is two Business Days preceding the date of such setting, (3) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then 4 RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is SARON, then 4 RFR Business Days prior to such setting or (6) if such Benchmark is none of Term SOFR, Term CORRA, the EURIBOR Screen Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.
“Register” is defined in Section 12.3(d).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Advance denominated in Dollars, Term SOFR, (ii) with respect to any Advance denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Advance denominated in Canadian Dollars, Term CORRA, (iv) with respect to any Advance denominated in Sterling or Swiss Francs, the applicable Daily Simple RFR, as applicable, and (v) with respect to any Agreed Currency, other than Dollars, Euros, Canadian Dollars, Sterling or Swiss Francs, the applicable Other Basic Interest Rate.
“Reports” is defined in Section 9.6(a).
“Required Five-Year Revolving Lenders” means Five-Year Revolving Lenders in the aggregate having greater than 50% of the aggregate Five-Year Revolving Commitment or, if the aggregate Five-Year Revolving Commitments have been terminated, Five-Year Revolving Lenders in the aggregate holding greater than 50% of the Five-Year Revolving Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Five-Year Revolving Lenders at any time.
“Required Foreign Currency Lenders” means Foreign Currency Lenders in the aggregate having greater than 50% of the aggregate Foreign Currency Sublimit Commitment or, if the aggregate Five-Year Revolving Commitments have been terminated, Foreign Currency Lenders in the aggregate holding greater than 50% of the Foreign Currency Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Foreign Currency Lenders at any time.
“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest in the Borrower or a Consolidated Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or a Consolidated Subsidiary or any option, warrant or other right to acquire any such Equity Interest in the Borrower or a Consolidated Subsidiary.
“Revolving Commitment” means a Five-Year Revolving Commitment, and/or Incremental Revolving Loan Commitments, as the context requires.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of such Lender’s Five-Year Revolving Loans (including any Foreign Currency Loans) outstanding at such time, plus (ii) an amount equal to its Five-Year Revolving Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Five-Year Revolving Pro Rata Share of the LC Obligations at such time, plus (iv) the aggregate principal amount of all of such Lender’s Incremental Revolving Loans outstanding at such time (if any).
“Revolving Lender” means a Five-Year Revolving Lender and an Incremental Revolving Lender, and “Revolving Lenders” means, collectively, the Five-Year Revolving Lenders and the Incremental Revolving Lenders.
“Revolving Loan” means a Five-Year Revolving Loan or an Incremental Revolving Loan, and “Revolving Loans” means, collectively, the Five-Year Revolving Loans and the Incremental Revolving Loans.
“Revolving Loan Termination Date” means (i) with respect to a Five-Year Revolving Lender, the Five-Year Revolving Loan Termination Date, or (ii) with respect to a Lender with Incremental Revolving Loan Commitments, the maturity date therefor, as applicable.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.
“RFR Administrator” means the SONIA Administrator or the SARON Administrator.
“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the RFR Rate.

“RFR Rate” means the sum of (a) the Adjusted Daily Simple RFR plus (b) the Applicable Margin.
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Sanctioned Person” is defined in Section 5.25.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Screen” has the meaning provided in the definition of Term SOFR Screen Rate.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Secured Debt” means Indebtedness secured by Liens granted by the Borrower or a Consolidated Subsidiary.
“Secured Working Capital Basket” is defined in Section 6.12.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Stated Rate” is defined in Section 2.21.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Structured Inventory Purchase” means a transfer of Inventory where (i) the initial seller of such Inventory is obligated to repurchase such Inventory from the initial purchaser thereof pursuant to the terms of such purchase; (ii) the initial seller of such Inventory may, at its option, repurchase such Inventory from the initial purchaser thereof pursuant to the terms of such purchase; (iii) the initial purchaser of such Inventory may require, at its option, the initial seller thereof to repurchase such Inventory pursuant to the terms of such purchase; or (iv) the initial seller of such Inventory may instruct the initial purchaser thereof to sell, at a later date, such Inventory to another Person designated by such initial seller pursuant to the terms of the initial purchase. For purposes hereof, any Prepaid Swap shall not be deemed a Structured Inventory Purchase.

“Structured Inventory Purchase Amount” means the initial aggregate purchase price paid by the initial purchaser of Inventory under a Structured Inventory Purchase.
“Structured Inventory Purchaser” means a Lender or other financial institution (including any Affiliate thereof) that purchases Inventory from the Borrower or a Consolidated Subsidiary pursuant to a Structured Inventory Purchase.
“Subordinated Indebtedness” the Consolidated, subordinated, unsecured debt of the Borrower that is subordinated to the Obligations in accordance with a subordination agreement or subordination agreements, in form and substance acceptable to the Required Lenders.
“Subsidiary” of a Person means (i) (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, or (ii) such corporation, partnership, limited liability company, association, joint venture or similar business organization is, as of the applicable determination date, “Controlled” by such Person. For purposes hereof, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative thereto. Notwithstanding the foregoing or anything to the contrary set forth herein, for purposes of the following Sections of this Agreement, a “Subsidiary” of the Borrower shall include all Excluded Subsidiaries: Section 5.13, Correctness of Financial Statements; Section 5.17, Solvency; Section 5.21(b), Beneficial Ownership Certification; Section 5.25, Anti-Corruption Laws; Sanctions; Section 6.7, Use of Proceeds; Section 6.8, Books and Records; and Section 6.9, Sanctions; Anti-Money Laundering Compliance; provided that for purposes of Section 5.17, Element, LLC shall not be deemed a “Subsidiary” or “Excluded Subsidiary” of the Borrower.
“Substantial Portion” means, with respect to the Property of the Borrower and its Consolidated Subsidiaries, Property which represents more than 20% of the Consolidated assets of the Borrower and its Consolidated Subsidiaries taken as a whole or Property which is responsible for more than 20% of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries taken as a whole, in each case, as would be shown in the Consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“Swap” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps (including any Prepaid Swaps), commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, spot or forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Swap Obligation” means, with respect to any Person, any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swaps, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap.
“Swing Line Borrowing Notice” is defined in Section 2.4(b).
“Swing Line Lender” means U.S. Bank or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.
“Swing Line Sublimit” means the maximum principal amount of Swing Line Loans the Swing Line Lender may have outstanding to the Borrower at any one time, which is $200,000,000.
“Swiss Franc” and “CHF” means the lawful currency of the Swiss Confederation.
“Tangible Net Worth” means, for any date of determination, the Borrower and its Consolidated Subsidiaries’ (a) net worth (including, for the avoidance of doubt, the book value of minority interests), minus (b) the book value of intangible assets, minus (c) the aggregate outstanding principal amount of Indebtedness of the Borrower and its Consolidated Subsidiaries (to the extent not already included in the determination of clause (a)). For the avoidance of doubt, “Tangible Net Worth” shall include the value of an Excluded Subsidiary’s equity (as defined under GAAP) to the extent it is owned directly or indirectly by the Borrower or a Consolidated Subsidiary. All of the foregoing shall appear in the Borrower’s financials as delivered hereunder from time to time.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable interest period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Date the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a benchmark replacement date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be determined to be the Floor.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” means a loan that bears interest at the applicable Term CORRA rate.

“Term CORRA Rate” means, for the relevant interest period, the sum of (a) Term CORRA applicable to such interest period, plus (b) the Applicable Margin.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lender” means a Five-Year Term Lender, an Eight-Year Term Lender, or a Lender that extends Incremental Term Loans from time to time, and “Term Lenders” means, collectively, the Five-Year Term Lenders, the Eight-Year Term Lenders, and other Lenders extending Incremental Term Loans from time to time.
“Term Loan” means a Five-Year Term Loan, an Eight-Year Term Loan, or any other Incremental Term Loan, and “Term Loans” means collectively, the Five-Year Term Loans, the Eight-Year Term Loans, and the other Incremental Term Loans.
“Term Loan Commitment” means a Five-Year Term Loan Commitment, an Eight-Year Term Loan Commitment, or an Incremental Term Loan Commitment, as the context requires.

“Term Loan Maturity Date” means, (a) with respect to the Five-Year Term Loans, the Five-Year Term Loan Maturity Date, (b) with respect to the Eight-Year Term Loans, the Eight-Year Term Loan Maturity Date, and (c) with respect to any Incremental Term Loans, the maturity date established with respect to such Incremental Term Loans.
“Term SOFR” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Advance” means an Advance that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.
“Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Term SOFR Screen Rate applicable to such Interest Period, plus (b) the Applicable Margin.
“Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York City time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date; provided, that if the Term SOFR Screen Rate shall ever be less than the Floor, then Term SOFR Screen Rate shall be determined to be the Floor.

“Transferee” is defined in Section 12.3(e).
“Type” means, with respect to any Advance, its nature as a Base Rate Advance, a Term SOFR Advance, a EURIBOR Advance, a Term CORRA Advance, an RFR Advance, or an Other Interest Rate Advance, and with respect to a Loan, its nature as a Base Rate Loan, a Term SOFR Loan, a EURIBOR Loan, a Term CORRA Loan, an RFR Loan or an Other Interest Rate Loan.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UETA” means, as applicable, the model Uniform Electronic Transactions Act, or, if adopted by the State of New York, such State’s version thereof, in each case as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unsecured Debt” means, for any determination date therefor, the positive difference, if any, of the aggregate outstanding principal amount of Indebtedness of the Borrower and its Consolidated Subsidiaries minus the aggregate outstanding principal amount of Secured Debt.
“Unsecured Debt to Net Tangible Assets Amount Ratio” means, as of any date, the ratio of Unsecured Debt to the Net Tangible Assets Amount.
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“Voting Participant” is defined in Section 12.2(c).
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.

“Withholding Agent” means each Loan Party and the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.2.Loan Classes. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “Term SOFR Advance”) or by Class and Type (e.g., a “Term SOFR Revolving Advance”).
1.3.Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding”.
1.4.Other Definitional Terms; Interpretative Provisions.
(a)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “shall” shall have the same meaning as the term “will”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lenders, and shall survive any termination of such other agreements until the Obligations under this Agreement and the other Loan Documents are irrevocably paid in full (other than inchoate indemnity obligations and Obligations that have been Cash Collateralized), all Facility LCs have expired without renewal or been returned to LC Issuer, and the Commitments are terminated. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and any successor law or regulation. References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.
(b)All other terms contained in this Agreement (which are not specifically defined in this Agreement) shall have the meanings set forth in the Uniform Commercial Code of New York (the “UCC”) to the extent the same are used or defined therein, specifically including, but not limited to the following: Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Electronic Chattel Paper, Goods, Instruments, Investment Property, General Intangibles, Payment Intangibles, Securities Accounts and Tangible Chattel Paper.
1.5.Interest Rate Notification. The interest rate on Term SOFR Advances and Daily Term SOFR Loans is determined by reference to the Term SOFR Screen Rate and Daily Term SOFR Screen Rate, respectively, which is derived from Term SOFR. Rates of interest for Alternative Currency Loans are determined by the respective Benchmarks therefor. Section 3.3(b) provides a mechanism for (a) determining an alternative rate of interest if Term SOFR or any other Relevant Rate is no longer available or in the other circumstances set forth in Section 3.3(b), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Screen Rate, any other Relevant Rate and Daily Term SOFR Screen Rate, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3(b), will have the same value as, or be economically equivalent to, the Term SOFR Screen Rate, other Relevant Rate or the Daily Term SOFR Screen Rate, as applicable. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, Term SOFR Screen Rate, the Daily Term SOFR Screen Rate, any other Relevant Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Term SOFR Screen Rate, the Daily Term SOFR Screen Rate, Term SOFR, other Relevant Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Daily Simple SOFR shall not be available hereunder at any time Term SOFR is available.
1.6.Amendment and Restatement of the Existing Credit Agreement.
(a)The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement (i) shall re-evidence the obligations of the Borrower under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrower under the Existing Credit Agreement, and (iii) is in no way intended to constitute a novation of any of the Borrower’s obligations which was evidenced by the Existing Credit Agreement or any of the other Loan Documents.
(b)All obligations constituting “Obligations” owed to any Lender or any Affiliate of any Lender which are outstanding on the Effective Date (after giving effect to any repayment or discharge occurring on the Effective Date) shall continue as Obligations under this Agreement and the other Loan Documents.

(c)The Borrower reaffirms the terms and conditions of the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) executed by it, as modified and/or restated by the “Loan Documents” (as referred to and defined herein) to which it is a party as of the Effective Date, and acknowledges and agrees that each “Loan Document” (as referred to and defined in the Existing Credit Agreement) executed by it, as modified and/or restated by the “Loan Documents” (as referred to and defined herein) to which it is a party as of the Effective Date, remains in full force and effect and is hereby ratified, reaffirmed and confirmed, in each case, as of the Effective Date.
(d)Each of ARVEST BANK, BOKF, N.A., CITIBANK, N.A., FIRST NATIONAL BANK OF OMAHA, HSBC BANK USA, NATIONAL ASSOCIATION, THE HUNTINGTON NATIONAL BANK, and MASHREQBANK PSC has agreed that it shall no longer constitute a Lender under the Agreement as of the Effective Date (each, a “Departing Lender”). Upon (x) each Departing Lender’s execution and delivery of its signature page hereto that identifies it as a Departing Lender, (y) the occurrence of the Effective Date, and (z) each Departing Lender having received all amounts owing and due to it under the Loan Documents (including accrued and unpaid interest, fees and expenses to date), such Departing Lender shall not have a Commitment under the Agreement and shall not be a party hereto. From and after the occurrence of the foregoing, no Departing Lender shall have any rights, duties or obligations under the Existing Credit Agreement other than rights which by their terms survive termination thereof. No consent of any Departing Lender is required to give effect to the changes to the Existing Credit Agreement contemplated by this Agreement. Each Departing Lender hereby assigns its “Loans” and “Commitments” to the remaining Lenders as of the Effective Date, without recourse, representation or warranty, and the Administrative Agent is hereby authorized to take such steps under the Agreement as reasonably required to give effect to the departure of such Departing Lender, including, without limitation, reallocating outstanding revolving obligations among the remaining Lenders ratably based on their Commitments. The Borrower confirms that it shall pay all amounts owing and due to each Departing Lender as of the Effective Date (other than obligations assigned to the remaining Lenders). The Borrower agrees with and consents to the foregoing.
1.7.Facility LC Amounts. Unless otherwise specified herein, the amount of a Facility LC at any time shall be deemed to be the amount of such Facility LC available to be drawn at such time; provided that with respect to any Facility LC that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Facility LC shall be deemed to be the maximum amount of such Facility LC after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
ARTICLE II

THE CREDITS
2.1.Commitment.
(a)Revolving Commitment.
(i)(A) Five-Year Revolving Loans. From and including the Effective Date and prior to the Five-Year Revolving Loan Termination Date, each Five-Year Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Five-Year Revolving Loans to the Borrower in Dollars and participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, (1) the Dollar Amount of such Lender’s Five-Year Revolving Exposure shall not exceed its Five-Year Revolving Commitment and (2) the aggregate Dollar Amount of Five-Year Revolving Exposures shall not exceed the aggregate Five-Year Revolving Commitments.

(ii)(B)    Foreign Currency Loans. From and including the Effective Date and prior to the Five-Year Revolving Loan Termination Date, each Foreign Currency Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Foreign Currency Loans to the Borrower in Alternative Currencies, provided that, after giving effect to the making of each such Loan, (1) the Dollar Amount of each Lender’s Five-Year Revolving Exposure shall not exceed its Five-Year Revolving Commitment, (2) the aggregate Dollar Amount of Five-Year Revolving Exposures shall not exceed the aggregate Five-Year Revolving Commitments, (3) the Dollar Amount of each Lender’s Foreign Currency Exposure shall not exceed its Foreign Currency Sublimit Commitment and (4) the aggregate Dollar Amount of Foreign Currency Exposures shall not exceed the aggregate Foreign Currency Sublimit Commitments. Subject to Article XVI, Non-Foreign Currency Lenders shall not be required to make Foreign Currency Loans.
(b)Term Commitments.
(i)Five-Year Term Loans. Prior to the Effective Date, certain loans were made to the Borrower under the Existing Credit Agreement which remain outstanding as of the date of this Agreement immediately prior to giving effect to the transactions contemplated to occur on the Effective Date (such outstanding loans being hereinafter referred to as the “Existing Five-Year Term Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Effective Date, the Existing Five-Year Term Loans that are “Five-Year Term Loans” under the Existing Credit Agreement shall be re-evidenced as Five-Year Term Loans under this Agreement and the terms of the Existing Five-Year Term Loans shall be amended and restated in their entirety and shall be evidenced by this Agreement. Each Lender agrees that the Administrative Agent may make such adjustments and reallocations as necessary to give effect to the foregoing (including implementing a cashless settlement mechanism as needed).
(ii)Eight-Year Term Loans. Prior to the Effective Date, certain loans were made to the Borrower under the Existing Credit Agreement which remain outstanding as of the date of this Agreement immediately prior to giving effect to the transactions contemplated to occur on the Effective Date (such outstanding loans being hereinafter referred to as the “Existing Seven-Year Term Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Effective Date, the Existing Seven-Year Term Loans that are “Seven-Year Term Loans” under the Existing Credit Agreement shall be re-evidenced as Eight-Year Term Loans under this Agreement and the terms of the Existing Seven-Year Term Loans shall be amended and restated in their entirety and shall be evidenced by this Agreement.  Each Term Lender that has an Effective Date Eight-Year Term Loan Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make additional Term Loans (the “Effective Date Eight-Year Term Loans”) to the Borrower in Dollars on the Effective Date in an amount equal to such Term Lender’s Effective Date Eight-Year Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Each Lender agrees that the Administrative Agent may make such adjustments and reallocations as necessary to give effect to the foregoing (including implementing a cashless settlement mechanism as needed). On and after the Effective Date, each of the Existing Seven-Year Term Loans and the Effective Date Eight-Year Term Loans (A) shall be Eight-Year Term Loans of the same Class, (B) shall rank pari passu in right of payment with each other, and (C) shall otherwise be treated identically with each other.
All Loans (other than Foreign Currency Loans) shall be made in Dollars. All Foreign Currency Loans shall be made in Alternative Currencies. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Five-Year Revolving Loans (including any Foreign Currency Loans) at any time prior to the Five-Year Revolving Loan Termination Date. Amounts repaid in respect of Term Loans may not be reborrowed. Unless previously terminated, Five-Year Revolving Commitments shall terminate on the Five-Year Revolving Loan Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
2.2.Determination of Dollar Amounts; Required Payments; Termination. The Administrative Agent will determine the Dollar Amount of all outstanding and requested Advances and Facility LCs on each Computation Date. Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment of a Loan or the determination of a Commitment or Outstanding Credit Exposure (or any component thereof) of a Lender, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such amount is denominated in an Alternative Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent. If at any time (a) the Dollar Amount of the aggregate Five-Year Revolving Exposure exceeds the aggregate Five-Year Revolving Commitments or (b) the Dollar Amount of the aggregate Foreign Currency Exposures exceeds the aggregate Foreign Currency Sublimit Commitment, the Borrower shall immediately make a payment on the Obligations sufficient to eliminate such excess. The Aggregate Outstanding Five-Year Revolving Exposure and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the applicable Revolving Loan Termination Date.
2.3.Ratable Loans; Types of Advances. Each Advance of Revolving Loans hereunder (other than any Swing Line Loan) shall consist of either (i) Five-Year Revolving Loans made from the several Five-Year Revolving Lenders ratably according to their Five-Year Revolving Pro Rata Shares and/or (ii) Foreign Currency Loans made from the several Foreign Currency Lenders ratably according to their Foreign Currency Pro Rata Shares, as applicable. The Revolving Loan Advances may be Base Rate Advances, Term SOFR Advances, EURIBOR Advances, Term CORRA Advances, RFR Advances or Other Interest Rate Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4. Each Term Loan Advance hereunder shall consist of Term Loans made from the several Term Lenders ratably according to their Pro Rata Shares on the Effective Date. The Term Loan Advances may be Base Rate Advances or Term SOFR Advances.
2.4.Swing Line Loans.
(a)Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the Effective Date and prior to the Five-Year Revolving Loan Termination Date, the Swing Line Lender may, at its option, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit, provided that the Five-Year Revolving Exposure shall not at any time exceed the Five-Year Revolving Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Five-Year Revolving Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Five-Year Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) the Swing

Line Lender’s Five-Year Revolving Pro Rata Share of the LC Obligations, exceed the Swing Line Lender’s Five-Year Revolving Commitment at such time. Subject to the terms of this Agreement (including, without limitation the discretion of the Swing Line Lender), the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Five-Year Revolving Loan Termination Date. The Swing Line Lender, upon the written approval of the Required Lenders, may, but shall not be obligated, to make Swing Line Loans to Borrower in excess of the Swing Line Sublimit (but not in excess of the Five-Year Revolving Commitment), and any such Swing Line Loans shall also be governed by the terms hereof. Swing Line Loans shall be made, if at all, only in the sole and absolute discretion of the Swing Line Lender, and in any event shall not be made if any Lender is a Defaulting Lender.
(b)Borrowing Notice. In order to borrow a Swing Line Loan, the Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 1:00 p.m. (local time in Denver, Colorado) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.
(c)Making of Swing Line Loans; Participations. Subject to Section 2.4(a) above, and in any event, not later than 2:00 p.m. (local time in Denver, Colorado) on the applicable Borrowing Date, the Swing Line Lender shall make available the applicable Swing Line Loan, in funds immediately available, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address. Each time that a Swing Line Loan is made by the Swing Line Lender, the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender, a participation in such Swing Line Loan in proportion to its Pro Rata Share.
(d)Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on the date selected by the Administrative Agent. In addition, the Swing Line Lender may at any time, in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.4(c) or require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (local time in Denver, Colorado) on the date of any notice received pursuant to this Section 2.4(d), each Lender shall make available its required Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.4(d) may be Base Rate Loans or Daily Term SOFR Loans and thereafter may be continued as Base Rate Loans or converted into Term SOFR Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(d) to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.4(c) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Borrower, the Administrative Agent, the Swing Line Lender or any other Person, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or

(iv) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4(d), interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received, and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Five-Year Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.
2.5.Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Five-Year Revolving Lender according to its Five-Year Revolving Pro Rata Share a commitment fee at the per annum rate specified therefor in the definition of Applicable Margin on the average daily Available Aggregate Five-Year Revolving Commitment from the Effective Date to and including the Five-Year Revolving Loan Termination Date, payable in arrears on each Payment Date hereafter and on the Five-Year Revolving Loan Termination Date. Swing Line Loans shall not count as usage of the Five-Year Revolving Commitment for the purpose of calculating the commitment fee due hereunder.
2.6.Minimum Amount of Each Revolving Advance. Each Advance (other than a Base Rate Revolving Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $1,000,000, provided, however, that any Base Rate Revolving Advance may be in the amount of the Available Aggregate Five-Year Revolving Commitment.
2.7.Reductions in Aggregate Commitment; Optional Principal Payments.
(a)The Borrower may permanently reduce the aggregate Five-Year Revolving Commitment and/or the Foreign Currency Sublimit Commitment in whole, or in part ratably among the Revolving Lenders of such Class in integral multiples of $1,000,000, upon at least five (5) Business Days’ prior written notice to the Administrative Agent by 12:00 noon (local time in Denver, Colorado) in the form of Exhibit C-3 (a “Payment Notice”), which notice shall specify the amount of any such reduction, provided, however, that the amount of (x) the aggregate Five-Year Revolving Commitments of the Five-Year Revolving Lenders may not be reduced below the aggregate Dollar Amount of Five-Year Revolving Exposure and (y) the aggregate Foreign Currency Sublimit Commitments of the Foreign Currency Lenders may not be reduced below the aggregate Dollar Amount of Foreign Currency Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.
(b)The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice by 12:00 noon (local time in Denver, Colorado) to the Administrative Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (local time in Denver, Colorado) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Advances, EURIBOR Advances, Term CORRA Advances, RFR Advances, and Other Interest Rate Advances, or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Term SOFR Advances, EURIBOR Advances, Term CORRA Advances, RFR Advances, and Other Interest Rate Advances upon at least two (2) (or, for Advances in Alternative Currencies, three (3)) Business Days’ prior written notice to the Administrative Agent by 12:00 noon (local time in Denver, Colorado). All voluntary prepayments of Term Loans pursuant to this Section 2.7 shall be applied ratably to all then outstanding Term Loans and to scheduled principal installments in inverse order of maturity.
2.8.Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Type of Advance, the Agreed Currency applicable thereto and, other than for a Base Rate Advance, RFR Advance or an Other Interest Rate Advance that does not use an Interest Period convention, the Interest Period therefor, the Interest Period. For Revolving Loans, the Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C-1 (a “Borrowing Notice”) not later than (1) 10:00 am (local time in Denver, Colorado) on the Borrowing Date of each Base Rate Revolving Advance (other than a Swing Line Loan), (2) two (2) Business Days before the Borrowing Date for each Term SOFR Revolving Advance in Dollars, (3) three (3) Business Days before the Borrowing Date for each EURIBOR Advance in Euros, (4) two (2) Business Days before the Borrowing Date for each Term CORRA Advance in Canadian Dollars, (5) five (5) Business Days before the Borrowing Date for each RFR Advance in Sterling, (6) five (5) Business Days before the Borrowing Date for each RFR Advance in Swiss Francs, and (7) five (5) Business Days before the Borrowing Date for each Other Interest Rate Advance, specifying:
(i)the Borrowing Date, which shall be a Business Day, of such Advance,
(ii)the aggregate amount of such Advance,
(iii)the Class and Type of Advance selected,
(iv)in the case of each Term SOFR Advance, EURIBOR Advance, Term CORRA Advance or Other Interest Rate Advance that uses the Interest Period convention, the Interest Period applicable thereto, and
(v)the Agreed Currency therefor.
Not later than 12:00 noon (local time in Denver, Colorado) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
2.9.Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Term SOFR Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. RFR Advances shall continue as RFR Advances unless and until such RFR Advances are converted into another Type of Advance pursuant to this Section 2.9 or are repaid in accordance with this Agreement (in each case with a corresponding change in currency as needed). Each Term SOFR Advance denominated in Dollars shall continue as a Term SOFR Advance until the end of the then applicable Interest Period therefor, at which time such Term SOFR Advance shall be automatically converted into a Term SOFR Advance with a one-month Interest Period unless (x) such Term SOFR Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Term SOFR Advance continue as a Term SOFR Advance for the same or another Interest Period. Each EURIBOR Advance shall continue as a EURIBOR Advance until the end of the then applicable Interest

Period therefor, at which time such EURIBOR Advance shall be automatically continued as a EURIBOR Advance with a seven-day Interest Period unless (x) such Advance is or was repaid in accordance with this Agreement or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such EURIBOR Advance continue as a EURIBOR Advance for the same or another Interest Period, or that such Advance be converted to an Advance in Dollars (whether Term SOFR or Base Rate). Each Term CORRA Advance shall continue as a Term CORRA Advance until the end of the then applicable Interest Period therefor, at which time such Term CORRA Advance shall be automatically continued as a Term CORRA Advance with a one-month Interest Period unless (x) such Advance is or was repaid in accordance with this Agreement or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Term CORRA Advance continue as a Term CORRA Advance for the same or another Interest Period, or that such Advance be converted to an Advance in Dollars (whether Term SOFR or Base Rate). Each Other Interest Rate Advance shall continue as such Type of Advance pursuant to the continuation and conversion mechanics agreed to for such an Advance by the Borrower, the Administrative Agent, and the Lenders.
Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of one Type of Advance (other than a Swing Line Loan) of the same Class to be converted into another Type of Advance (with a corresponding change in currency, as applicable) of the same Class. All or any part of an Advance may be continued as such an Advance. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C-2 (a “Conversion/Continuation Notice”) for each conversion of one Type of Advance into another Type of Advance or the continuation of an Advance as follows (in each case with such notice being delivered no later than 10:00 a.m. (local time in Denver, Colorado)): (a) two (2) (or, for EURIBOR Advances, three (3)) Business Days prior notice for a conversion of an Advance into a Base Rate Advance, a Term SOFR Advance, a EURIBOR Advance or a Term CORRA Advance, or the continuation of a Term SOFR Advance, EURIBOR Advance or a Term CORRA Advance; and (b) five (5) Business Days prior notice for a conversion of an Advance into an RFR Advance or an Other Interest Rate Advance, or the continuation of an RFR Advance; and (c) such notice period as agreed to by the Borrower, the Administrative Agent and the Foreign Currency Lenders for the continuation of an Other Interest Rate Advance, specifying:
(i)the requested date, which shall be a Business Day, of such conversion or continuation,
(ii)the Class and Type of the Advance which is to be converted or continued, and
(iii)the Agreed Currency of the Advance which is to be converted or continued, and, if applicable, the Interest Period applicable thereto.
After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than twenty (20) Interest Periods in effect hereunder (which, for purposes hereof, shall include each RFR Advance as utilizing one of such Interest Periods); provided that there shall be no more than five (5) Interest Periods (including RFR Advances for purposes hereof) in effect with respect to all of the Advances denominated in Alternative Currencies at any time; provided, further that with respect to seven (7) day Interest Periods, no more than ten (10) of such Interest Periods shall be in effect at any time.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
Each Five-Year Revolving Lender agrees and acknowledges that on the effective date of any conversion of a Foreign Currency Loan to a Base Rate Five-Year Revolving Loan or Term SOFR Five-Year Revolving Loan denominated in Dollars in accordance with this Agreement (including, without limitation, pursuant to this Section and Section 2.11) each Non-Foreign Currency Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of all the Five-Year Revolving Lenders, as being required in order to cause, after giving effect to such conversion, and payments, each Five-Year Revolving Lender’s portion of the outstanding Five-Year Revolving Loans under the Five-Year Revolving Commitment of all the Lenders to equal its Five-Year Revolving Pro Rata Share of such outstanding Five-Year Revolving Loans under the Five-Year Revolving Commitment.
2.10.Interest Rates. Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a different Type of Advance into a Base Rate Advance pursuant to the terms of this Agreement, to but excluding the date it becomes due or is converted into a such other Type of Advance pursuant to the terms of this Agreement, at a rate per annum equal to the Base Rate for such day; provided, that if a Base Rate Advance is due as a result of an Event of Default or is otherwise outstanding during the continuance of an Event of Default, the Base Rate shall continue to apply thereto plus such other amounts as required under Section 2.11. Each RFR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from another Type of Advance into an RFR Advance pursuant to the terms of this Agreement, to but excluding the date it becomes due or is converted into another Type of Advance pursuant to the terms of this Agreement, at a rate per annum equal to the RFR Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to, at the Borrower’s option, the Base Rate for such day or the Daily Term SOFR Rate. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance or RFR Advance will take effect simultaneously with each change in the Alternate Base Rate or RFR Rate, or Applicable Margins, respectively. Each Term SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Term SOFR Rate determined by the Administrative Agent as applicable to such Advance based upon the Borrower’s selections under Sections 2.8 and 2.9. Each EURIBOR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the EURIBOR Rate determined by the Administrative Agent as applicable to such Advance based upon the Borrower’s selections under Sections 2.8 and 2.9. Each Term CORRA Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Term CORRA Rate determined by the Administrative Agent as appliable to such Advance based upon the Borrower’s selections under Sections 2.8 and 2.9. Each Other Interest Rate Advance shall bear interest at the applicable Other Interest Rate in accordance with the interest rate mechanics agreed to by the Borrower, the Administrative Agent and the Lenders in respect of such Type of Advance. Any Term SOFR Loan, EURIBOR Loan, Term CORRA Loan or applicable Other Interest Rate Loan converted to another Type of Loan prior to the end of the current Interest Period therefor shall have accrued interest in respect thereof paid on the effective date for such conversion. No Interest Period may end after the Five-Year Revolving Loan Termination Date, the Five-Year Term Loan Maturity Date, the Eight-Year Term Loan Maturity Date, or the applicable maturity date for an Incremental Revolving Loan or Incremental Term Loan, as the case may be.
2.11.Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Term SOFR Advance, a EURIBOR Advance, Term CORRA Advance, an RFR Advance or an Other Interest Rate Advance. During the continuance of an Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Term SOFR Advance, EURIBOR Advance, Term CORRA Advance, RFR Advance and Other Interest Rate Advance shall bear interest for the remainder of the applicable Interest Period therefor or on the next Payment Date therefor, as the case may be, at the rate otherwise applicable thereto plus 2.00% per annum, (ii) each Foreign Currency Advance shall be converted (in an amount equal to the Dollar Amount of the applicable Agreed Currency) to a Base Rate Advance in Dollars either at the end of the Interest Period therefor or on the next Payment Date therefor, as the case may be, (iii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum, and (iv) the LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Sections 7.2, 7.6 or 7.7, the interest rates set forth in clauses (i) and (iii) above, the conversion of Advances to Base Rate Advances set forth in clause (ii) above and the increase in the LC Fee set forth in clause (iv) above shall be applicable automatically to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been waived, the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default. If no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such a notice and (y) the last day of the current Interest Period in respect of a Term SOFR Loan, EURIBOR Loan, Term CORRA Loan or Other Interest Rate Loan that utilizes Interest Periods, or the next occurring Payment Date in respect of an RFR Loan or an Other Interest Rate Loan that does not utilize Interest Periods, the Borrower shall be deemed to have elected to convert the applicable Loan to a Base Rate Loan.
2.12.Method of Payment; Repayment of Term Loans.
(a)Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation (or Lending Installations in the event different Lending Installations are designated for Obligations denominated in different Agreed Currencies) of the Administrative Agent specified in writing by the Administrative Agent to the Borrower by 12:00 noon (local time in Denver, Colorado) on the date when due and shall (except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or (iii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19(f).
(b)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Loan Termination Date applicable for such Revolving Loan. Beginning with the period ending June 30, 2026, and on the last day of each fiscal quarter thereafter (or, if such date is not a Business Day, on the immediately preceding Business Day), the Borrower shall make quarterly payments of principal on the Five-Year Term Loans in an amount equal to $1,428,222.66. Beginning with the period ending June 30, 2026, and on the last day of each fiscal quarter thereafter (or, if such date is not a Business Day, on the immediately preceding Business Day), the Borrower shall make quarterly payments of principal on the Eight-Year Term Loans in an amount equal to $640,917.97.
To the extent not previously paid, all unpaid Five-Year Term Loans and Eight-Year Term Loans, as applicable, shall be paid in full in cash by the Borrower on the applicable Term Loan Maturity Date with respect to the Five-Year Term Loans and Eight-Year Term Loans, as applicable.
(c)Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency, or any other event occurs, in each case with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or would otherwise no longer be an Eligible Currency or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.
2.13.Noteless Agreement; Evidence of Indebtedness.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(a)The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency, Class and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(b)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(c)Any Lender (including the Swing Line Lender) may request that its Loans be evidenced by a promissory note representing its Five-Year Revolving Loans, Swing Line Loans, Five-Year Term Loans, and Eight-Year Term Loans, respectively, substantially in the form of Exhibits D-1, D-2, D-3, or D-4, as applicable (with appropriate changes for notes evidencing Swing Line Loans, Incremental Revolving Loans or Incremental Term Loans, as applicable) (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein (and its registered assigns), except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
2.14.Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.15.Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance, each RFR Advance, each Swing Line Loan and each Other Interest Rate Advance that does not accrue interest based upon Interest Periods shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the Effective Date and at maturity. Interest accrued on each Term SOFR Advance (other than a Swing Line Loans), EURIBOR Advance, Term CORRA Advance and Other Interest Rate Advance that accrues interest based on Interest Periods shall be payable on the last day of its applicable Interest Period, on any date on which the applicable Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each such Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three (3) month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that (i) interest on Advances denominated in Sterling and Canadian Dollars, (ii) interest on Other Interest Rate Advances designated by the Borrower, the Administrative Agent and the Foreign Currency Lenders as not accruing interest based on a 360-day year, and (iii) interest computing by reference to the Alternate Base Rate shall each be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time in Denver, Colorado) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day (other than a Payment Date) which is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.16.Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the currency and interest rate applicable to each Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.17.Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations, and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.18.Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.19.Facility LCs.
(a)Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit denominated in Dollars (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Effective Date and prior to the Five-Year Revolving Loan Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000, (ii) the aggregate amount of the Five-Year Revolving Exposures shall not exceed the aggregate Five-Year Revolving Commitments, and (iii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Five-Year Revolving Loan Termination Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Five-Year Revolving Loan Termination Date if the Borrower has posted on or before the fifth Business Day prior to the Five-Year Revolving Loan Termination Date cash collateral in the Facility LC Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 103% of the LC Obligations with respect to such Facility LC. Notwithstanding anything herein to the contrary, the LC Issuer shall have no obligation hereunder to issue any Facility LC the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any comprehensive Sanctions, in each case where such activity or business is in violation of applicable Sanctions, or (ii) in any manner that would result in a violation of applicable Sanctions by any party to this Agreement.
(b)Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Five-Year Revolving Pro Rata Share.
(c)Notice. Subject to Section 2.19(a), the Borrower shall give the Administrative Agent notice prior to 11:00 a.m. (Denver, Colorado time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the LC Issuer and each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that the LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, the LC Issuer shall have received notice from the Administrative Agent or the Required Five-Year Revolving Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
(d)LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Five-Year Revolving Lenders ratably in accordance with their respective Five-Year Revolving Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Term SOFR Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date and on the Five-Year Revolving Loan Termination Date (the “LC Fee”). The Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date and on the Five-Year Revolving Loan Termination Date and (y) on demand, all amendment, drawing and other fees regularly charged by the LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.
(e)Administration; Reimbursement by Lenders. Upon receipt of any demand for payment under any Facility LC from the beneficiary of such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC

Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Five-Year Revolving Lender’s Five-Year Revolving Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (local time in Denver, Colorado) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g)Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19(g) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f). No LC Issuer shall be responsible to the Borrower for, and no LC Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such LC Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Facility LC or this Agreement, including (i) the Laws or any order of a jurisdiction where such Facility LC or the beneficiary is located or (ii) the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Facility LC chooses such Laws or practice rules.
(h)Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Five-Year Revolving Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Five-Year Revolving Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
(i)Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which the LC Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement. This Section 2.19(i) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(j)Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.
(k)Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Five-Year Revolving Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”), in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19(k) shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.22 or Section 8.1.
(l)Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.
(m)Separate Reimbursement Agreement. In the event the LC Issuer enters into a separate reimbursement agreement with the Borrower covering the Facility LCs and the terms of such reimbursement agreement conflict with or contradict the terms of this Agreement, the terms of this Agreement shall control.
2.20.Replacement of Lender. If the Borrower is required pursuant to Sections 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into other Types of Advances shall be suspended pursuant to Section 3.3 or if any Lender defaults in its obligation to make a Loan, reimburse the LC Issuer pursuant to Section 2.19(e) or the Swing Line Lender pursuant to Section 2.4(d) or declines to approve an amendment or waiver that is approved by the Required Lenders or otherwise becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or

Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent and, to the Borrower’s and the Administrative Agent’s reasonable satisfaction, which other bank or entity does not suffer from and is not impacted by the issue or event causing the replacement of the Affected Lender, shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.
2.21.Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s Obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
2.22.Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer and Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Revolving Exposures of such Lenders to the aggregate Revolving Exposures of all Revolving Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.  No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(A)Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).
(B)With respect to any LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Five-Year Revolving Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Five-Year Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Five-Year Revolving Commitment. Subject to Section 9.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the LC Issuer agree in writing that a Lender is no longer a Defaulting

Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swing Line Loans/Facility LCs. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.
(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the

Administrative Agent and the LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
2.23.Market Disruption. Notwithstanding the satisfaction of all applicable conditions referred to in Article II and Article IV with respect to any Advance in any Alternative Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Foreign Currency Lenders make it impracticable for the Type of Loans comprising such Advance to be denominated in the Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Five-Year Revolving Loans shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Five-Year Revolving Loans, unless the Borrower notifies the Administrative Agent at least one (1) Business Day before such Borrowing Date (in the event that the Administrative Agent has given such notice to the Borrower no later than two (2) Business Days prior to such Borrowing Date and otherwise as soon as practicable in the circumstances but in any case prior to the making of such Advance) that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Alternative Currency, as the case may be, in which the denomination of such Foreign Currency Loans would in the opinion of the Administrative Agent and the Required Foreign Currency Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.
2.24.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.
2.25.Increase Option. The Borrower may from time to time elect to increase the Five-Year Revolving Commitments or enter into one or more tranches of additional revolving commitments (“Incremental Revolving Loan Commitments”, and the loans thereunder, “Incremental Revolving Loans”) or one or more tranches of additional Term Loans and related

Term Loan Commitments (each an “Incremental Term Loan”, and the commitments in respect thereof, which may include delayed-draw commitments, the “Incremental Term Loan Commitments”), in each case in minimum increments of $25,000,000 or such lower amount as the Borrower and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases, Incremental Revolving Loan Commitments and Incremental Term Loan Commitments does not exceed the sum of (i) $650,000,000 plus (ii) (x) all optional prepayments of Revolving Loans to the extent accompanied by a corresponding permanent reduction in the Revolving Commitment in accordance with Section 2.7 and (y) all optional prepayments of Term Loans in accordance with Section 2.7. The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Five-Year Revolving Commitment, or to participate in such new Incremental Revolving Loan Commitments or new Incremental Term Loan Commitments, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their respective existing Five-Year Revolving Commitments, or to participate in such new Incremental Revolving Loan Commitments or new Incremental Term Loan Commitments, or extend Five-Year Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the approval of the Borrower, the Administrative Agent and the LC Issuer, in each case not to be unreasonably withheld, and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit E hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit F hereto. No consent of any Lender (other than the Lenders participating in the increase or any new Incremental Revolving Loan Commitment or new Incremental Term Loan Commitment) shall be required for any increase in Five-Year Revolving Commitment, new Incremental Revolving Loan Commitment or new Incremental Term Loan Commitment pursuant to this Section 2.25. Increases to and new Five-Year Revolving Commitments, new Incremental Revolving Loan Commitments, and new Incremental Term Loan Commitments created pursuant to this Section 2.25 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Five-Year Revolving Commitment (of any Five-Year Revolving Lender) or tranche of Incremental Revolving Loan Commitments or Incremental Term Loan Commitments shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, Incremental Revolving Loan Commitments or Incremental Term Loan Commitments, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.4 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase, as well as such documents as the Administrative Agent may reasonably request (including, without limitation, customary opinions of counsel, affirmations of Loan Documents and updated financial projections, reasonably acceptable to the Administrative Agent, demonstrating the Borrower’s anticipated compliance with Section 6.4 through the Eight-Year Term Loan Maturity Date). On the effective date of any increase in the Five-Year Revolving Commitment, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans under the Five-Year Revolving Commitment of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans under the Five-Year Revolving Commitment, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans under the Five-Year Revolving Commitment as of the date of any increase in the Five-Year Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans under the Five-Year Revolving Commitment, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. All Incremental Revolving Loan Commitments, Incremental Revolving Loans, Incremental Term Loan Commitments and Incremental Term Loans (a) shall rank pari passu in right of payment with all other Revolving Loans and Term Loans, (b) may mature earlier than the Five-Year Term Loan Maturity Date (and may have amortization prior to such date); and (c) shall be treated substantially the same as (and in any event no more favorably than) all other Revolving Loans and Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Revolving Loan Commitments and related Incremental Revolving Loans, and Incremental Term Loan Commitments and related Incremental Term Loans maturing after the Five-Year Revolving Loan Termination Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Five-Year Revolving Loan Termination Date and (ii) the Incremental Term Loans and Incremental Revolving Loans (including their corresponding Commitments) may be priced differently than other previously extended Revolving Loans, Revolving Commitments, Term Loans and Term Loan Commitments. Incremental Revolving Loan Commitments and related Incremental Revolving Loans, and Incremental Term Loan Commitments and related Incremental Term Loans may be made hereunder pursuant to an amendment, amendment and restatement or other appropriate modification (an “Incremental Revolving Loan Amendment”, an “Incremental Term Loan Amendment” or an “Incremental Amendment” (if both Incremental Revolving Loan Commitments and Incremental Term Loan Commitments are extended concurrently), as the case may be) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Revolving Loan Amendment, the Incremental Term Loan Amendment, or the Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.25. On the effective date of the extension of any Incremental Term Loans and related Incremental Term Loan Commitments, or any Incremental Revolving Loans and related Incremental Revolving Loan Commitments, or such later date(s) if no draw is contemplated upon the closing thereof, each Lender that has agreed to extend such a Loan or Commitment shall make its ratable share thereof available to the Administrative Agent, for remittance to the Borrower, on the terms and conditions specified by the Administrative Agent at such time. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its existing or extend new Revolving Commitments hereunder, or provide Term Loans (and related Commitments) at any time.
This Section 2.25 shall supersede any provision in Section 8.3 to the contrary.

ARTICLE III

YIELD PROTECTION; TAXES
3.1.Yield Protection. If, on or after the date of this Agreement, there occurs any Change in Law which:
(a)subjects any Lender or any applicable Lending Installation, the LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(b)imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to EURIBOR Advances or relevant Other Interest Rate Advances), or
(c)imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Term SOFR Loans, Daily Term SOFR Loans, Term CORRA Loans, EURIBOR Loans, RFR Loans, or Other Interest Rate Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Term SOFR Loans, Daily Term SOFR Loans, Term CORRA Loans, EURIBOR Loans, RFR Loans, or Other Interest Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Term SOFR Loans, Daily Term SOFR Loans, Term CORRA Loans, EURIBOR Loans, RFR Loans, or Other Interest Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received. Failure or delay on the part of any such Person to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Person pursuant to this Section 3.1 for any increased costs or reductions suffered more than 270 days prior to the date that such Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.2.Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation or holding company controlling such Lender or the LC Issuer is increased as a result of (i) a Change in Law or (ii) any change on or after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable. Failure or delay on the part of such Lender or the LC Issuer to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or the LC Issuer pursuant to this Section 3.2 for any shortfall suffered more than 270 days prior to the date that such Lender or the LC Issuer notifies the Borrower of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of such Lender’s or the LC Issuer’s intention to claim compensation therefor; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.3.Availability of Types of Advances; Adequacy of Interest Rate.
(a)Unavailability Generally. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to the remainder of this Section 3.3, if the Administrative Agent determines, or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:
(i)for any reason in connection with any request for an Advance (other than Base Rate Advances) or a conversion or continuation thereof that the Term SOFR Screen Rate, the Daily Term SOFR Screen Rate, Adjusted EURIBOR Rate, Term CORRA Rate, Adjusted Daily Simple RFR or Adjusted Other Interest Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of the funding such Loans, or
(ii)the interest rate applicable to Advances (other than Base Rate Advances) is not ascertainable or available (including, without limitation, because the applicable screen on which the rate for such Advance is published (including any successor or substitute page on such screen) is unavailable), and such inability to ascertain or unavailability is not expected to be permanent,
(iii)then the Administrative Agent shall suspend the availability of the Type of Advance subject thereto and require any affected Advance to be repaid or converted (and redenominated into Dollars, if applicable) to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
(b)Benchmark Replacement.
(i)Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement evidencing Swap Obligations shall be deemed not to be a “Loan Document” for purposes of this Section 3.3(b)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement with respect to Dollars is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate, the Daily Term SOFR Screen Rate, Term SOFR, Term CORRA or EURIBOR Screen Rate) and either (A) any tenor for such Benchmark (other than the seven-day tenor of Term SOFR) is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor (other than the seven-day tenor of Term SOFR) for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 13.1 of the commencement of a

Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.3(b), the Borrower may revoke any request for an Advance (other than a Base Rate Advance) impacted by the applicable interest rate being unavailable, or any request for the conversion or continuation of such an Advance (other than a Base Rate Advance) to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Advance or conversion to a Base Rate Advance (each with a corresponding currency redenomination, if applicable). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
3.4.Funding Indemnification. (a) Other than RFR Loans and Other Interest Rate Loans that do not accrue interest using Interest Periods, which are covered in Section 3.4(b) below, if (i) any payment of an Advance subject to Interest Periods occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (ii) an Advance (other than a Base Rate Advance not using the Term SOFR component thereof) is not made on the date specified by the Borrower of such Advance for any reason other than default by the Lenders, (iii) a Loan subject to Interest Periods is converted other than on the last day of the Interest Period applicable thereto, (iv) any Borrower fails to borrow, convert, continue or prepay any Loan (other than a Base Rate Loan not using the Term SOFR component thereof) on the date specified in any notice delivered pursuant hereto, or (v) any Loan subject to Interest Periods is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, the Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of the applicable event. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from the applicable foregoing event, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had such event not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of such applicable event) as a result of the redeployment of funds from such event. Because of the short-term nature of this facility, the Borrower agrees that Interest Differential shall not be discounted to its present value.
(b)    With respect to RFR Loans or Other Interest Rate Loans subject to Payment Date mechanics instead of Interest Period mechanics, in the event of the failure by the Borrower to make any payment of any Loan denominated in an Agreed Currency (other than Dollars) on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.
The Borrower hereby acknowledges that the Borrower shall be required to pay Interest Differential (or any amounts due under Section 3.4(b)) with respect to any portion of the principal balance paid or that becomes due before its scheduled due date, whether voluntarily, involuntarily, or otherwise, including, without limitation, any principal payment made following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation or otherwise. Such prepayment fee shall at all times be an Obligation as well as an undertaking by the Borrower to the Lenders whether arising out of a voluntary or mandatory prepayment.
3.5.Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties shall indemnify each Lender or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate satisfactory to Borrower to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, an appropriate U.S. Tax Compliance Certificate, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide an appropriate U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.
(C)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)For purposes of Section 3.5, the term “Lender” includes the LC Issuer.
3.6.Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender (including the Swing Line Lender) shall designate an alternate Lending Installation with respect to its Loans (other than Base Rate Loans) to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
3.7.Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Advances whose interest is determined by reference to an interest rate other than the Base Rate, or to determine or charge interest rates based upon a particular rate provided hereunder (other than the Base Rate), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Agreed Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Advances using the applicable interest rate or to convert Base Rate Advances to Advances using such applicable interest rate shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Term SOFR Advances, then any computation of the Base Rate shall exclude the Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected Advances of such Lender to Base Rate Advances (excluding the Term SOFR Rate component thereof, as applicable), either on the last day of the Interest Period therefor (or, for an RFR Loan or impacted Other Interest Rate Loan, the next Business Day after receipt of such notice), if such Lender may lawfully continue to maintain such affected Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such affected Advances and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
ARTICLE IV

CONDITIONS PRECEDENT
4.1.Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:
(a)The Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.
(b)The Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that on the date of the initial Credit Extension (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(c)The Administrative Agent shall have received a written opinion of the Borrower’s counsel, in form and substance acceptable to the Administrative Agent, addressed to the Lenders.
(d)The Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.13 payable to each such requesting Lender (and its registered assigns).

(e)The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of the Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit G.
(f)If a Facility LC shall be issued on the Effective Date, the Administrative Agent shall have received a properly completed Facility LC Application.
(g)The Administrative Agent shall have received evidence satisfactory to it that any credit facility currently in effect for the Borrower (including, without limitation, the Existing Term Loan Credit Agreement) shall have been terminated and cancelled and all Indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans) and any and all liens thereunder, if any, shall have been terminated and released.
(h)[Intentionally Omitted].
(i)The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(j)Since December 31, 2024, there have not occurred any events or developments that in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.
(k)The Administrative Agent shall have received evidence of all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and its Consolidated Subsidiaries, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.
(l)No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(m)The Administrative Agent shall have received: (i) unaudited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended December 31, 2025, and (ii) audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022, each of which has been received by the Administrative Agent prior to the Effective Date.
(n)Upon the reasonable request of any Lender made at least ten days prior to the Effective Date, the Borrower must have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Effective Date.

(o)At least five days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower must deliver a Beneficial Ownership Certification in relation to Borrower.
(p)The Administrative Agent shall have received evidence that the Borrower has purchased Farm Credit Equities, if any, to the extent required pursuant to Section 6.19(a).
4.2.Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.4(d) with respect to Revolving Loans for the purpose of repaying Swing Line Loans or with respect to advances made for any Reimbursement Obligations for draws under a Facility LC) be required to make any Credit Extension unless on the applicable Borrowing Date:
(a)There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
5.1.Litigation and Proceedings. Except as set forth on Schedule 5.1 as of the Effective Date, and except for judgments and pending or, to the Borrower’s knowledge, threatened litigation, contested claims and governmental proceedings which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no judgments are outstanding against the Borrower and its Consolidated Subsidiaries, nor is there pending or threatened in writing any litigation, contested claim, or governmental proceeding by, against or with respect to the Borrower and its Consolidated Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
5.2.Other Agreements. Except as set forth on Schedule 5.2 as of the Effective Date, none of the Borrower and its Consolidated Subsidiaries is in default under any contract, lease or commitment to which it is a party or by which it is bound, except those which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.2 as of the Effective Date, the Borrower knows of no dispute relating to any contract, lease, or commitment of the Borrower and its Consolidated Subsidiaries, except those which could not reasonably be expected to have a Material Adverse Effect.
5.3.Licenses, Patents, Copyrights, Trademarks and Trade Names. There is no action, proceeding, claim or complaint pending or threatened in writing to be brought to the Borrower or a Consolidated Subsidiary by any Person which might jeopardize any of the Borrower and its

Consolidated Subsidiaries’ interest in any licenses, patents, copyrights, trademarks, trade names or applications except those which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.4.Liens. Except as permitted under Section 6.10, all of the Property of the Borrower and its Consolidated Subsidiaries is free and clear of all Liens.
5.5.Location of Assets; Chief Executive Office. The chief executive office of the Borrower is located at 1947 Briarfield Boulevard, Maumee, Ohio 43537. As of the execution of this Agreement, the books and records of the Borrower are located at the chief executive office of the Borrower. If Borrower shall intend to make any change in any of such locations, Borrower shall notify the Administrative Agent at least thirty (30) days prior to such change.
5.6.Tax Liabilities. The Borrower and its Consolidated Subsidiaries have filed all material federal, state and local tax reports and returns required by any law or regulation to be filed by the Borrower and its Consolidated Subsidiaries and they have either duly paid all taxes, duties and charges indicated to be due on the basis of such returns and reports or have made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. The reserves for taxes reflected on Borrower’s Consolidated balance sheet are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of the Borrower and its Consolidated Subsidiaries accrued through the date of such balance sheet.
5.7.Indebtedness. Except as contemplated by this Agreement, as disclosed on Schedule 5.7 as of the Effective Date and as disclosed on the financial statements identified in Section 5.13, the Borrower has no other Indebtedness, Contingent Obligations or liabilities, outstanding bonds, letters of credit or acceptances to any other Person or loan commitments from any other Person, other than accounts payable incurred in the ordinary course of business. Schedule 5.7 sets forth all Unsecured Debt (other than the Obligations) and Secured Debt that is outstanding as of the Effective Date.
5.8.Affiliates. The Borrower and its Consolidated Subsidiaries have no Affiliates, other than their directors, officers, agents and employees and those Persons disclosed on Schedule 5.8, as updated from time to time by Borrower, and the legal relationship of the Borrower and its Consolidated Subsidiaries to each such Affiliate is accurately and completely described thereon.
5.9.Environmental Matters. Except as disclosed on Schedule 5.9 as of the Effective Date, (a) the Borrower and its Consolidated Subsidiaries have not received any notice to the effect, or have any knowledge, that the Property or their operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations (“Environmental Laws”) or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect; (b) there have been no releases of hazardous materials at, on or under the Property that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the Property that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (d) the Borrower and its Consolidated Subsidiaries have not directly transported or directly arranged for the transportation of any hazardous material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower and its Consolidated Subsidiaries for any remedial work, damage to natural resources or personal injury, including without limitation, claims under CERCLA; and (e) no conditions exist at, on or under the Property which, with the giving of notice, would rise to any liability under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect.
5.10.Existence. Each of the Borrower and its Consolidated Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except for those jurisdictions in which the failure so to qualify, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.11.Authority. The execution and delivery by Borrower of this Agreement and all of the other Loan Documents and the performance of the Borrower’s obligations hereunder and thereunder: (a) are within Borrower’s powers; (b) are duly authorized by Borrower’s board of directors; (c) are not in contravention of the terms of the Borrower’s articles or certificate of incorporation or code of regulations; (d) are not in contravention of any law or laws, or of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of the Borrower’s Property is bound; (e) do not require any consent, registration or approval of any Governmental Authority or of any other Person, except such consents or approvals as have been obtained; (f) do not contravene any contractual restriction or Laws binding upon Borrower; and (g) will not, except as contemplated or permitted by this Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any Property of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Borrower is a party or by which Borrower or any of the Borrower’s Property may be bound or affected.
5.12.Binding Effect. This Agreement and all of the other Loan Documents set forth the legal, valid and binding obligations of the Borrower and the Guarantors of the Obligations, respectively, and are enforceable against Borrower and the Guarantors of the Obligations, respectively, in accordance with their respective terms.
5.13.Correctness of Financial Statements. The Consolidated financial statements delivered from time to time by Borrower to the Lenders present fairly the financial condition of the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries), and have been prepared in accordance with GAAP.
5.14.Employee Controversies. Except as set forth in Schedule 5.14 as of the Effective Date, there are no controversies pending or, to the best of Borrower’s knowledge, threatened between the Borrower and its Consolidated Subsidiaries or any of their employees, other than employee grievances arising in the ordinary course of business or which could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.15.Ownership of Properties. Except as set forth on Schedule 5.15 as of the Effective Date, the Borrower and its Consolidated Subsidiaries will have good title, free of all material defects, and free of all Liens other than Liens permitted under Section 6.10, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Consolidated Subsidiaries (other than as may have been disposed of in a manner permitted by Section 6.14).
5.16.Compliance with Laws and Regulations. The Borrower and its Subsidiaries are in compliance with all Laws relating to the business operations and the assets of Borrower and its Subsidiaries, except for Laws, the violation of which could not reasonably be expected to result in a Material Adverse Effect.
5.17.Solvency. The Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries other than Element, LLC) are solvent, able to pay their debts generally as such debts mature, and have capital sufficient to carry on their business and all businesses in which they are about to engage. The saleable value of the total Consolidated assets of the Borrower and its Consolidated Subsidiaries at a fair valuation, and at a present fair saleable value, is greater than the amount of total Consolidated obligations of the Borrower and its Consolidated Subsidiaries to all Persons (taking into account, as applicable, rights of contribution, subrogation and indemnity with regard to obligations shared with others).
5.18.ERISA. Except as would not reasonably be expected to have a Material Adverse Effect: (a) no ERISA Events have occurred or could reasonably be expected to occur in connection with any Plans or Multiemployer Plans, (b) no “prohibited transactions,” as such term is defined in ERISA, have occurred in connection with any Employee Plans and (c) the

Employee Plans are otherwise in compliance with all applicable provisions of ERISA and the Code.
5.19.Margin Regulations. No proceeds of any Loans will be used for purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
5.20.Investment Company Act Not Applicable. Neither Borrower nor any Guarantor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.21.Full Disclosure.
(a)All factual information taken as a whole in the materials furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for purposes of or in connection with the transactions contemplated under this Agreement and the other Loan Documents, does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained therein from being misleading as of the date of this Agreement, and thereafter as supplemented by information provided to the Administrative Agent or the Lenders in writing pursuant to this Agreement. The financial projections and other financial information furnished to the Administrative Agent and the Lenders by Borrower and to be delivered under this Agreement, were prepared in good faith on the basis of information and assumptions that Borrower believed to be reasonable as of the date of such information.
(b)The information included in any Beneficial Ownership Certification, if and when delivered, is true and correct in all respects.
5.22.Intellectual Property. The Borrower and its Consolidated Subsidiaries own or possess (or will be licensed or otherwise have the full right to use) all intellectual property that is necessary for the operation of their business, without any known conflict with the rights of others. No product of the Borrower and its Consolidated Subsidiaries infringes upon any intellectual property owned by any other Person and no claim or litigation is pending or (to the knowledge of the Borrower) threatened against or affecting such Person, contesting its right to sell or to use any product or material, in any case which could reasonably be expected to have a Material Adverse Effect.
5.23.Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be true from the date of this Agreement until the Obligations shall be paid in full and the Lenders shall cease to be committed to make Loans or issue Facility LCs under this Agreement.
5.24.No Material Adverse Effect; No Default or Event of Default. Since December 31, 2024, there has not occurred a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
5.25.Anti-Corruption Laws; Sanctions. The Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect for itself and its Subsidiaries policies and procedures to ensure compliance by the Borrower, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or any directors, officer, employee, agent, or, to the best of the Borrower’s knowledge, affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the subject of any applicable Sanctions or (ii) organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (as of the Effective Date, so-called Donetsk People’s Republic, the so-called Luhansk People’s

Republic, Crimea, Cuba, Iran, North Korea, Syria and the Kherson and Zaporizhzhia regions of Ukraine) (each a “Sanctioned Person”).
5.26.Affected Financial Institution. Neither the Borrower nor any Guarantor is an Affected Financial Institution.
5.27.Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (“Plan Assets”), of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code, and assuming the accuracy of Section 10.18, neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c) of the Code. The transactions contemplated hereunder do not violate any law, rule or regulation which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
ARTICLE VI

COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1.Financial Reporting and Other Information. Except as otherwise expressly provided for in this Agreement, Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings and transactions of or in relation to the business and affairs of the Borrower and its Consolidated Subsidiaries, in accordance with GAAP, and Borrower shall cause to be furnished to the Administrative Agent (with copies to the other Lenders) from time to time and in a form acceptable to the Administrative Agent:
(a)As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Borrower, (i)  copies of all SEC 10(K) filings of the Borrower, together with a Compliance Certificate for such fiscal year (which SEC 10(K) filings, for the avoidance of doubt, shall include the Borrower’s audited Consolidated financials), and (ii) if at the end of such fiscal year, (x) any Excluded Subsidiary owns or contributes more than 10% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries) or (y) the Excluded Subsidiaries in the aggregate own or contribute more than 25% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries), audited Consolidated statements of income, retained earnings and cash flow of certain of the Excluded Subsidiaries for such year (as required below), and a Consolidated balance sheet of certain of the Excluded Subsidiaries for such year (as required below), all in reasonable detail and satisfactory in scope to the Administrative Agent and audited in form, manner and scope substantially similar to the Borrower’s audited Consolidated financials generally. With respect to reporting for Excluded Subsidiaries, no audited financial statements shall be required for any Excluded Subsidiary that owns or contributes less than 5% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (each, an “Immaterial Reporting Subsidiary”), unless all such Immaterial Reporting Subsidiaries, taken together, own or contribute more than 10% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries. If such 10% threshold is exceeded, then the Borrower shall provide audited financials for such number of Immaterial Reporting Subsidiaries as is necessary so that Consolidated EBITDA or gross assets controlled or owned by unaudited Immaterial Reporting Subsidiaries is less than or equal to 10% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries. The Administrative Agent shall be entitled to select which Immaterial Reporting Subsidiaries are subject to audit requirements if the Borrower fails to do so. All such selections shall be made and reporting shall be provided no later than the date on which the Borrower’s audited financials are required to be provided (with all audited information being provided in form, manner and scope substantially similar to the Borrower’s audited Consolidated financials).
(b)As soon as practicable and in any event within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower: (i) (A) copies of all SEC 10(Q) filings of the Borrower, and (B) a Compliance Certificate, accompanied by supporting information satisfactory in scope and detail to the Administrative Agent; and (ii) if at the end of such fiscal quarter, (x) any Excluded Subsidiary owns or contributes more than 10% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries) or (y) the Excluded Subsidiaries in the aggregate own or contribute more than 25% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries) (1) Consolidated statements of income and retained earnings of the Excluded Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and (2) a Consolidated balance sheet of the Excluded Subsidiaries as of the end of such quarterly period, all in reasonable detail and certified as accurate by the chief financial officer or the vice president of finance and treasurer of the Borrower, subject to changes resulting from normal year-end adjustments. With respect to reporting for Excluded Subsidiaries, no financial statements shall be required for any Immaterial Reporting Subsidiary, unless all such Immaterial Reporting Subsidiaries, taken together, own or contribute more than 10% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries). If such 10% threshold is exceeded, then the Borrower shall provide certified financials for such number of Immaterial Reporting Subsidiaries as is necessary so that Consolidated EBITDA or gross assets controlled or owned by unaudited Immaterial Reporting Subsidiaries is less than or equal to 10% of Consolidated EBITDA or gross assets for the Borrower and its Consolidated Subsidiaries (including Excluded Subsidiaries). The Administrative Agent shall be entitled to select which Immaterial Reporting Subsidiaries are subject to financial reporting requirements if the Borrower fails to do so. All such selections shall be made and reporting shall be provided no later than the date on which the Borrower’s financials are required to be provided.
(c)Together with all financial reporting provided pursuant to Section 6.1(a) and (b), the Borrower shall certify to the Administrative Agent and the Lenders (x) the outstanding amount of Five-Year Revolving Facility Long-Term Sublimit Loans and (y) that the proceeds of such Five-Year Revolving Facility Long-Term Sublimit Loans were used to consummate Permitted Acquisitions, capital expenditures and purchases of fixed assets (in each case to the extent not prohibited hereunder).
(d)Concurrently with the delivery of the Compliance Certificate referred to in Section 6.1(a) and (b), the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate: Schedules 1.1(a), 1.1(c), 5.8 and 6.18; provided that, Schedule 1.1(a) may only be amended with the prior written consent of the Borrower and the Administrative Agent; provided, further, with the understanding that a Guarantor may only become an Excluded Subsidiary with the prior written consent of the Borrower and the Required Lenders.
(e)Promptly after request therefor by the Administrative Agent, a copy of the plan and forecast of the Borrower for the applicable fiscal year for which such request is made.
(f)Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(g)Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower and its Consolidated Subsidiaries file with the U.S. Securities and Exchange Commission.
(h)On or promptly after any time at which the Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Administrative Agent.
(i)Such other information (including non-financial information and environmental reports) as the Administrative Agent or any Lender may from time to time reasonably request, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation and applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) shall be deemed to have been furnished on the date on which the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge. Notwithstanding the foregoing, the Borrower shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent.
If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.
6.2.Conduct of Business. The Borrower and its Consolidated Subsidiaries shall: (a) maintain their existence and maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts and other rights necessary to the conduct of their business; (b) continue in, and limit their operations to, the same general line of business as that presently conducted by them; (c) comply with all Laws, except for such Laws the violation of which would not, in the aggregate, have a Material Adverse Effect; (d) keep and conduct their business separate and apart from the business of Affiliates; and (e) otherwise do all things necessary to make the representations and warranties set forth in Article V of this Agreement true and correct at all times; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, Division, liquidation or dissolution permitted under Section 6.11.
6.3.Insurance. The Borrower and its Consolidated Subsidiaries shall maintain, at their expense, such liability and property insurance (including as applicable commercial general liability insurance, products liability insurance and workman’s compensation insurance) with financially sound and reputable insurance companies as is ordinarily maintained by other companies of similar size in similar businesses.
6.4.Financial Covenants.
(a)Minimum Adjusted Working Capital. The Borrower shall maintain at all times Adjusted Working Capital of not less than $300,000,000.
(b)Maximum Long Term Debt to Capitalization Ratio. The Borrower shall maintain at all times a Long Term Debt to Capitalization Ratio less than or equal to 0.70 to 1.00.

(c)Maximum Unsecured Debt to Net Tangible Assets Amount Ratio. The Borrower shall maintain at all times an Unsecured Debt to Net Tangible Assets Amount Ratio of less than or equal to 0.80 to 1.00.
6.5.Employee Plans. The Borrower and its Consolidated Subsidiaries shall: (a) keep in effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Employee Plans can be terminated without resulting in a Material Adverse Effect; (b) (i) make contributions to all Plans or Multiemployer Plans, as applicable, in a timely manner and in an amount sufficient to comply with the requirements of ERISA and (ii) comply with all requirements of ERISA or the Code which relate to such Plans or Multiemployer Plans, as applicable, in the case of (i) and (ii), except as would not reasonably be expected to have a Material Adverse Effect; and (c) notify the Administrative Agent immediately upon receipt by the Borrower and its ERISA Affiliates of any notice of the institution of any proceeding or other action relating to any Plans or Multiemployer Plans, as applicable, that would reasonably be expected to have a Material Adverse Effect.
6.6.Notice of Suit, Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within five (5) Business Days after Borrower learns of the following, give written notice to the Administrative Agent of: (a) any proceeding being instituted or threatened in writing to be instituted by or against the Borrower and its Consolidated Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) for which claimed damages exceed $50,000,000; (b) the occurrence of any event or condition that could reasonably be expected to result in a Material Adverse Effect; and (c) the occurrence of any Default or Event of Default.
6.7.Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions (x) to refinance Indebtedness outstanding under the Existing Term Loan Credit Agreement and (y) for working capital and general corporate purposes, including, without limitation, funding Permitted Acquisitions and capital expenditures not prohibited hereunder. The proceeds of each Five-Year Revolving Facility Long-Term Sublimit Loan will be used solely to consummate Permitted Acquisitions, capital expenditures and purchases of fixed assets (in each case to the extent not prohibited hereunder). The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) in violation of Regulation U. The Borrower will not request any Loan or Facility LC, and will not use, and the Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Facility LC in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans or any Facility LC, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, in each case where such activity or business is in violation of applicable Sanctions, or (ii) in any other manner that would result in a violation of applicable Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).
6.8.Books and Records; Inspection. The Borrower and its Consolidated Subsidiaries shall maintain proper books of record and account in accordance with GAAP in which true, full and correct entries will be made of all their respective dealings and business affairs. The Borrower will, and will cause each Consolidated Subsidiary, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and its Consolidated Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and its Consolidated Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Consolidated Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate;

provided, that prior to the occurrence of an Event of Default, the Borrower shall only be required to reimburse the Administrative Agent (and not the Lenders) for one such inspection and examination during any calendar year.
6.9.Sanctions; Anti-Money Laundering Compliance. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with anti-money laundering laws and regulations.
6.10.Liens. The Borrower and its Consolidated Subsidiaries shall not create, incur, assume or suffer to exist any Liens of any nature whatsoever on or with regard to any of their assets other than:
(a)Liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower shall, if appropriate under GAAP, have set aside on Borrower’s books and records adequate reserves;
(b)Liens securing deposits under workmen’s compensation, unemployment insurance, social security and other similar laws, or securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or securing indemnity, performance or other similar bonds for the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or securing statutory obligations or surety or appeal bonds, or securing indemnity, performance or other similar bonds in the ordinary course of the Borrower’s business, which are not past due;
(c)Liens securing the interests of the broker or other counterparty with respect to any Margin / Swap Account;
(d)[Intentionally Omitted];
(e)Liens securing Indebtedness permitted under Section 6.12;
(f)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable;
(g)statutory Liens of any Farm Credit System Institution with respect to any Farm Credit Equities; and
(h)any Liens, other than those described in Section 6.10(a) through (g) above, existing as of the Effective Date and described in Schedule 6.10, together with renewals and extensions thereof that do not increase the amount of any such Indebtedness secured by such Liens.
6.11.Merger. Neither the Borrower nor any Consolidated Subsidiary shall merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or sell, transfer, lease or otherwise Dispose of substantially all of its assets (including pursuant to a Sale and Leaseback Transaction), or liquidate or dissolve, except that (i) a Subsidiary may merge, consolidate, liquidate or dissolve into the Borrower or a Guarantor (with the Borrower or a Guarantor being the survivor thereof, and with the Borrower being the survivor of any merger with any Guarantor or Subsidiary), (ii) a non-Guarantor Subsidiary may merge, consolidate, liquidate or dissolve into another non-Guarantor Subsidiary, (iii) the Borrower or any Subsidiary may merge or consolidate with or into any Person other than the Borrower or a Subsidiary in order to effect a Permitted Acquisition (with the Borrower or such Subsidiary being the survivor thereof) and (iv) Dispositions permitted under Section 6.14. Any merger involving the Borrower must result with the Borrower as the survivor thereof.
6.12.Secured Indebtedness. So long as (x) no Default or Event of Default is then outstanding or would result therefrom, and (y) the Borrower will be in pro forma compliance with Section 6.4 immediately before and after the incurrence thereof, the Borrower and its Consolidated Subsidiaries may directly or indirectly create, issue, incur or assume Indebtedness secured by Liens on all or any portion of their assets only so long as the aggregate principal amount of all such Indebtedness at no time exceeds twenty-five percent (25%) of Capitalization; provided, however, that Liens upon Adjusted Working Capital and trading assets shall not be permitted other than (i) those Liens granted by Excluded Subsidiaries upon their respective Properties or (ii) Liens granted by the Borrower and its Consolidated Subsidiaries to secure Indebtedness used to fund working capital needs or to secure Structured Inventory Purchase Amounts, which for the avoidance of doubt, shall constitute Indebtedness for purposes of this Section 6.12 (the “Secured Working Capital Basket”); provided that:
(I)the Borrower and its Consolidated Subsidiaries may only incur Indebtedness exceeding $100,000,000 in aggregate principal amount under the Secured Working Capital Basket to the extent the Aggregate Outstanding Five-Year Revolving Exposure exceeds the Dollar amount (as determined by the Borrower in a manner satisfactory to the Administrative Agent) of $450,000,000 at the time of incurrence thereof,
(II)two (2) Business Days’ prior written notice is given to the Administrative Agent of the Borrower’s or the applicable Consolidated Subsidiary’s intention to incur Indebtedness under the Secured Working Capital Basket, individually or in the aggregate, in excess of $100,000,000 in aggregate principal amount, and
(III)any Indebtedness incurred under the Secured Working Capital Basket when at least $100,000,000 in aggregate principal amount already is outstanding thereunder shall be repaid in full within 120 days of the incurrence thereof.
6.13.Guarantees and Other Contingent Obligations. The Borrower and its Consolidated Subsidiaries shall not guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Indebtedness of such Person or through the purchase of Goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any Indebtedness or obligation of such Person or otherwise, except: (a) for endorsements of negotiable Instruments for collection in the ordinary course of business; (b) that they may indemnify their officers, directors and managers to the extent permitted under the laws of the State in which they are organized and may indemnify (in the customary manner) underwriters and any selling shareholders in connection with any public offering of the Borrower’s securities; (c) so long as (i) no Default or Event of Default is then outstanding or would result therefrom, (ii) the Borrower and its Consolidated Subsidiaries are in pro forma compliance with Section 6.4 after giving effect to the applicable guarantee, and (iii) such guarantee is at all times unsecured, the Borrower and its Consolidated Subsidiaries may guaranty one another’s Indebtedness, (d) as permitted under Section 6.12, and (e) guarantees of Indebtedness of Excluded Subsidiaries subject to pro forma compliance with Section 6.4 and the other limitations on transactions between Excluded Subsidiaries and the Borrower and those Subsidiaries that are not Excluded Subsidiaries.
6.14.Disposition of Property. The Borrower and its Consolidated Subsidiaries shall not Dispose of any of their Properties, assets or rights in excess of the aggregate amount of $200,000,000 in book value in any fiscal year of the Borrower, except: (a) Inventory may be sold by the Borrower and its Consolidated Subsidiaries in the ordinary course of the Borrower’s business; (b) the Borrower and its Consolidated Subsidiaries may Dispose of their Equity Interests in Excluded Subsidiaries, with any such sale, transfer or disposal to a non-Affiliate being consummated for fair market value on an arm’s-length basis; (c) the Borrower and its Consolidated Subsidiaries may Dispose of obsolete or worn out Property in the ordinary course of business (which in any event shall be deemed to include the sale or other disposition of unneeded railcars in the ordinary course of the business of the Borrower and its Consolidated Subsidiaries); and (d) subject to compliance with Section 6.12, the Borrower and its Consolidated Subsidiaries may transfer Inventory to Structured Inventory Purchasers pursuant to Structured Inventory Purchases.
6.15.Restricted Payments. The Borrower and its Consolidated Subsidiaries shall not directly or indirectly redeem or repurchase any of the Borrower’s shares of Equity Interests or declare any dividends in any year on any class of the Borrower’s Equity Interests or make any other Restricted Payment; provided, however, that:
(a)Borrower may redeem or repurchase its shares of Equity Interests and/or declare and pay dividends in respect of such Equity Interests so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the aggregate amount paid in respect of all such redemptions, repurchases and dividends during any four consecutive fiscal quarter period does not exceed the greater of (x) $35,000,000 and (y) thirty-five percent (35%) of Consolidated EBITDA for the most-recently ended four fiscal quarter period for which the Administrative Agent has received financials from the Borrower pursuant to Section 6.1; provided, that if the Borrower issues new Equity Interests and repurchases existing Equity Interests as part of a single transaction or series of related transactions during any consecutive twelve month period, only the excess of (i) the aggregate amount paid for repurchased Equity Interests over (ii) the aggregate share price for newly issued Equity Interests, shall be counted against the limitations in the foregoing clauses (x) and (y); and
(b)a Consolidated Subsidiary may make a Restricted Payment to the Borrower or any other Consolidated Subsidiary.
6.16.Affiliates. Except for (a) advances for travel and expenses to their officers, directors, managers, general partners or employees in the ordinary course of their business, and (b) as permitted by Section 6.17, the Borrower and its Consolidated Subsidiaries shall not make advances or loans in or to any Affiliates. All transactions with Affiliates shall be bona fide arm’s-length transactions that are no less favorable to the Borrower and its Consolidated Subsidiaries than would be a similar transaction with a non-affiliated third person.
6.17.Investments. The Borrower and its Consolidated Subsidiaries shall not make or permit to exist Investments in or to Affiliates or any other Person, except: (a) Investments in short-term direct obligations of the United States Government (b) investment grade corporate and state and local government securities (Rated BBB- or better by S&P or rated BAA3 or better by Moody’s); (c) certificates of deposit or demand deposit accounts issued by or maintained with a bank satisfactory to the Administrative Agent in the Administrative Agent’s reasonable determination; (d) unsecured advances or loans to officers, directors, employees, as and when permitted by Section 6.16; (e) unsecured advances or loans in or to any Affiliates that have executed and delivered a joinder to the Guaranty pursuant to Section 6.18; (f) Permitted Acquisitions; (g) Investments in other Persons by the Borrower and/or other Consolidated Subsidiaries not to exceed $200,000,000 in the aggregate in any fiscal year of the Borrower; (h) Investments in existence as of the Effective Date and described in Schedule 6.17, together with any renewals or extensions thereof that do not increase the amount of any such Investment and (i) to the extent constituting Investments, Swap Obligations under Lender-Provided Swaps.
6.18.Further Assurances. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after a Material Subsidiary (other than an Excluded Subsidiary) is organized or acquired (including as a result of a Division, with respect to each applicable Division Successor), or any Person becomes a Material Subsidiary pursuant to the definition thereof, or is designated by the Borrower or the Administrative Agent as a Material Subsidiary, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Subsidiary and shall cause (x) each Division Successor and (y) each such other Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty joinder to be accompanied by an updated Schedule 6.18 hereto designating such Material Subsidiary as such, appropriate resolutions, other documentation and legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and such other documentation as the Administrative Agent may reasonably request; provided that, if at any time the aggregate amount contributed to Consolidated EBITDA by all Subsidiaries of the Borrower that are not Guarantors or Excluded Subsidiaries exceeds twenty-five percent (25%) of Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries as of the end of any such fiscal quarter, or the assets of all Subsidiaries of the Borrower that are not Guarantors or Excluded Subsidiaries exceeds twenty-five percent (25%) of the gross assets of the Borrower and its Consolidated Subsidiaries as of the end of any fiscal quarter, Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Subsidiaries of the Borrower that are Domestic Subsidiaries and that are not Excluded Subsidiaries as Guarantors to eliminate such excess, and each such designated Subsidiary of the Borrower that is a Domestic Subsidiary shall provide the joinder to the Guaranty (in the form contemplated thereby), and shall for all purposes of this Agreement constitute a Guarantor; provided, that no Foreign Subsidiary shall be required to become a Guarantor, even if the Borrower is unable to satisfy the foregoing requirement based upon guarantees made by Domestic Subsidiaries. Schedule 6.18 contains a list of the Wholly-Owned Subsidiaries of the Borrower required to be Guarantors as of the Effective Date. Each Loan Party will, and will cause each Subsidiary to, in keeping with Section 8.3 hereof, as applicable, promptly correct any ambiguity, omission, mistake, defect, inconsistency or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof.
6.19.Farm Credit Equity.
(a)So long as a Farm Credit System Institution is a Lender hereunder, the Borrower will acquire equity in such Farm Credit System Institution in such amounts and at such times as such Farm Credit System Institution may require in accordance with such Farm Credit System Institution’s Bylaws and Capital Plan (or their equivalent) (as each may be amended from time to time), except that the maximum amount of equity that the Borrower shall be required pursuant to this sentence to purchase in such Farm Credit System Institution in connection with the Loans made by such Farm Credit System Institution shall not exceed the maximum amount required by the Bylaws and the Capital Plan (or the equivalent) on the Effective Date. The Borrower acknowledges receipt of documents from each Farm Credit System Institution that describe the nature of the Borrower’s cash patronage, stock and other equities in such Farm Credit System Institution acquired in connection with its patronage loan from such Farm Credit System Institution (the “Farm Credit Equities”), as well as capitalization requirements, and agrees to be bound by the terms thereof.
(b)Each party hereto acknowledges that each Farm Credit System Institution’s Bylaws and Capital Plan (or their equivalent) (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with such Farm Credit System Institution, (ii) the Borrower’s eligibility for patronage distributions from such Farm Credit System Institution (in the form of Farm Credit Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit System Institution reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.
(c)Each party hereto acknowledges that each Farm Credit System Institution has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit System Institution’s sole and exclusive benefit. The Farm Credit Equities shall not constitute security for the Obligations due to any other party hereto. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, a Farm Credit System Institution may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit System Institution under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. No Farm Credit System Institution shall have any obligation to retire any Farm Credit Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.
6.20.Swaps. The Borrower and its Consolidated Subsidiaries shall not enter into any Swaps other than Swaps entered into in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or properties held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes (with the understanding that a Swap shall not be deemed speculative solely as a result of such Swap being a Prepaid Swap).
ARTICLE VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
7.1.Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries (and as it relates to Excluded Subsidiaries, solely with respect to the representations or warranties made pursuant to Section 5.13, Section 5.17, Section 5.21(b) and Section 5.25; provided that for purposes of Section 5.17, Element, LLC shall not be deemed a “Subsidiary” or “Excluded Subsidiary” of the Borrower) to the Lenders or the Administrative Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed.
7.2.Nonpayment of (i) principal of any Loan when due or (ii) any Reimbursement Obligation, interest upon any Loan, any commitment fee or LC Fee within five (5) days after the same becomes due, (iii) or any other obligation under any of the Loan Documents within ten (10) days after the same becomes due.
7.3.The breach by the Borrower of any of the terms or provisions of Section 6.1 (Financial Reporting and Other Information), Section 6.2(a) (Conduct of Business), 6.4 (Financial Covenants), 6.7 (Use of Proceeds), 6.9 (Sanctions; Anti-Money Laundering

Compliance), 6.10 (Liens), 6.11 (Merger), 6.12 (Secured Indebtedness), 6.13 (Guarantees and Other Contingent Obligations), 6.14 (Disposition of Property), 6.15 (Restricted Payments), 6.16 (Affiliates) or 6.17 (Investments).
7.4.The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the Borrower becoming aware of any such breach and (ii) the Administrative Agent notifying the Borrower of any such breach.
7.5.(i) Failure of the Borrower or any Guarantor to pay when due any payment beyond any applicable grace period (whether of principal, interest or any other amount) in respect of any Material Indebtedness, (ii) the default by the Borrower or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition under this clause (ii) is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, any portion of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date, or (iii) any portion of Material Indebtedness of the Borrower or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.
7.6.The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7, or (vii) the Borrower or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.7.Without the application, approval or consent of the Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.
7.8.Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and the Guarantors which, when taken together with all other Property of the Borrower and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9.The Borrower or any Guarantor shall fail within sixty (60) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $50,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Guarantor to enforce any such judgment; provided, that this Section 7.9 shall not apply to any judgment for which the Borrower is fully insured (through insurance policies or self-insurance reserves).
7.10.(i) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $50,000,000 pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or Title IV of ERISA, or (ii) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a material liability in excess of $50,000,000.
7.11.Nonpayment by the Borrower or any Subsidiary of any Swap Obligation in excess of $50,000,000 when due or the breach by the Borrower or any Subsidiary of any material term, provision or condition contained in any Swap or any transaction of the type described in the definition of “Swap” under which the Borrower or any Subsidiary has Swap Obligations in excess of $50,000,000, whether or not any Lender or Affiliate of a Lender is a party thereto.
7.12.Any Change in Control shall occur.
7.13.[Reserved].
7.14.Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or the Borrower or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, the Borrower or any Guarantor repudiates or purports to revoke its Guaranty or the Borrower or any Guarantor shall otherwise deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.
ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1.Acceleration; Remedies.  If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Administrative Agent may, and (i) at the request of the Required Five-Year Revolving Lenders shall, terminate or suspend the obligations of the Five-Year Revolving Lenders to make Five-Year Revolving Loans hereunder and terminate or suspend the obligation and power of the LC Issuer to issue Facility LCs, or (ii) at the request of the Required

Lenders shall declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. In addition, the Administrative Agent may, and at the request of the Required Five-Year Revolving Lenders shall, upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(a)If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents, as provided in Section 8.2.
(c)At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(d)If, within thirty (30) days after acceleration of the maturity of the Obligations under this Agreement and the other Loan Documents or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due under this Agreement and the other Loan Documents shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
(e)Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2.Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:
(a)first, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)second, to payment of fees, indemnities and other reimbursable expenses (other than principal, interest, LC Fees and commitment fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer as required by Section 9.6 and amounts payable under Article III);
(c)third, to payment of accrued and unpaid LC Fees, commitment fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuer in respect of the respective amounts described in this Section 8.2(c) payable to them;
(d)fourth, to payment of all Obligations ratably among the Lenders, the LC Issuer and any Affiliate of any of the foregoing, including with respect to Lender-Provided Swaps and Cash Management Services;
(e)fifth, to the Administrative Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and
(f)last, the balance, if any, to the Borrower or as otherwise required by law;
provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.
Notwithstanding the foregoing, Obligations arising under Lender-Provided Swaps and Cash Management Services shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender (or Affiliate of a Lender) in accordance with the definition of “Obligations”; provided, that the Administrative Agent shall be deemed to have notice of Obligations under Lender-Provided Swaps and Cash Management Services that are owing to Lenders that also were “Lenders” under the Existing Credit Agreement and that arose during their time as “Lenders” under the Existing Credit Agreement. Each Affiliate of a Lender that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto. In addition, amounts on deposit in the Facility LC Collateral Account shall be used to pay Obligations owing under or in connection with Facility LCs prior to paying other Obligations.
8.3.Amendments. Except with respect to an Incremental Revolving Loan Amendment, Incremental Term Loan Amendment or Incremental Amendment as provided in Section 2.25, or in connection with an increase in the Aggregate Commitment under Section 2.25 (which, in each case, shall be governed by such Section), subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement, the Guaranty or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any

Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(a)without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Five-Year Revolving Loan Termination Date or postpone any regularly scheduled payment of principal of any Loan (excluding mandatory repayments) or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder (provided that only the consent of the Required Lenders shall be necessary (x) to amend Section 2.11 or to waive the obligation of the Borrower to pay default interest as set forth in Section 2.11 or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(b)without the consent of all of the Lenders, amend the definition of Required Lenders, Required Five-Year Revolving Lenders, or amend any of the provisions hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;
(c)without the consent of all of the Lenders, amend Section 2.7 (with respect to the ratable sharing of payments and commitment reductions contemplated thereby), Section 8.2, this Section 8.3, Section 11.2, or any other provision providing for the pro rata sharing of payments received by, and reimbursement of funding obligations of, the Lenders; provided, that the foregoing limitation in respect of Section 11.2 shall not prohibit each Lender directly affected thereby from consenting to the extension of the final maturity date of its Loans or expiry date of its Facility LCs beyond the Five-Year Revolving Loan Termination Date as contemplated by Section 8.3(a) above;
(d)waive any condition set forth in Section 4.2 as to any Credit Extension under the Five-Year Revolving Commitments without the written consent of the Required Five-Year Revolving Lenders (it being understood and agreed that a waiver or an amendment to a covenant, default or any other provision of this Agreement or any other Loan Document (other than Section 4.2) shall not constitute a waiver of any condition set forth in Section 4.2);
(e)without the consent of all of the Lenders, release all or substantially all of the Guarantors of the Obligations (other than as authorized in Section 10.15 as in effect on the Effective Date);
(f)change the status of any Lender from a Non-Foreign Currency Lender to a Foreign Currency Lender, or from a Foreign Currency Lender to a Non- Foreign Currency Lender, without the consent of such Lender; or
(g)without the consent of all of the Lenders, subordinate, or have the effect of subordinating, the Obligations to any other Indebtedness.
No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment to any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. Any amendment, waiver or other modification of this Agreement or any other Loan Document or any action taken thereunder that by its terms affects the rights or duties under this Agreement of the Foreign Currency Lenders (but not the Non-Foreign Currency Lenders or any other Class of Lender), may be effected by an agreement or agreements in writing entered into by (A) the requisite number or percentage in interest of each affected Foreign Currency Lender that would be required to consent thereto under this Section if the Foreign Currency Lenders were the only Lenders hereunder at the time and (B) to the extent required under the terms of this Agreement or of such Loan Document, the Borrower. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.
8.4.Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.
8.5.Rights and Remedies; Waiver of Rights under Farm Credit Act. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may with the consent of the Required Lenders (subject to the provisions of the other Loan Documents), and shall at the direction of the Required Lenders, proceed to protect and enforce the rights of the Lenders as set forth in this Section 8.5. The Administrative Agent may proceed by suit in equity, by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or any other Loan Document, (i) to enforce the payment of the Obligations, or (ii) to foreclose upon any liens, claims, security interests and/or encumbrances granted pursuant to this Agreement and other Loan Documents in the manner set forth therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents, or at any time existing at law or in equity or by statute or otherwise. The Administrative Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code or other applicable laws. The Borrower, having been represented by legal counsel in connection with this Agreement and, in particular, in connection with the waiver contained in this Section 8.5, does hereby voluntarily and knowingly waive, relinquish and agree not to assert at any time, any and all rights that the Borrower may have or be afforded under the sections of the Agricultural Credit Act of 1987 designated as 12 U.S.C. Sections 2199 through 2202e and the implementing Farm Credit Administration regulations as set forth in 12 C.F.R. Section 617.000 through 617.7630, including those provisions which afford the Borrower certain rights, and/or impose on any Lender to the Borrower certain duties, with respect to the collection of any amounts, or which require the Administrative Agent or any Lender to disclose to the Borrower the nature of any such rights or duties.  This waiver is given by the Borrower pursuant to the provisions of 12 C.F.R. Section 617.7010(c) to include the Administrative Agent and the Lenders to fund and extend to the Borrower the credit facilities described herein and to induce those Lenders which are Farm Credit System Institutions to agree to provide such credit facilities commensurate with their Commitments as they may exist from time to time.
ARTICLE IX

GENERAL PROVISIONS
9.1.Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2.Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3.Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4.Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter which shall survive and remain in full force and effect during the term of this Agreement.
9.5.Several Obligations; Benefits of This Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6.Expenses; Indemnification.
(a)The Borrower shall reimburse the Administrative Agent and the Arranger upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent or the Arranger, including, without limitation, filing and recording costs and fees, costs of any environmental review, consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and the Arranger and/or the allocated costs of in-house counsel incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via Debticate and any other internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents, and expenses incurred in connection with assessing and responding to any subpoena, garnishment or similar process served on the Administrative Agent relating to the Borrower, any Guarantor, any Loan Document or the extensions of credit evidenced thereby. The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Arranger, the LC Issuer and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, the

Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section 9.6(a) include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by U.S. Bank from information furnished to it by or on behalf of the Borrower, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.
(b)The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors (each, an “Indemnified Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not the Indemnified Party is a party thereto) which any such Indemnified Party may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of hazardous materials on or from any Property owned or operated by the Borrower or any Consolidated Subsidiary, any environmental liability related in any way to the Borrower and its Consolidated Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Consolidated Subsidiary, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the applicable Indemnified Party. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement. This Section 9.6(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
9.7.Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or of any other state of the United States): In the event a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 9.7, the following terms have the following meanings:
“BHC Act Affiliate” means, with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps (including any Prepaid Swaps), commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
9.8.Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.13, including, without limitation, references to “Consolidated” meaning, unless otherwise specified, the consolidation of accounts in accordance with GAAP; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under

Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower and its Consolidated Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standards having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision contained herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on November 14, 2018.
9.9.Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10.Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer, any Lender, nor any other Indemnified Party shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any lost profits or special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that nothing contained in this sentence shall limit or otherwise relieve the Borrower’s indemnity obligations under Section 9.6(b). It is agreed that the Arranger shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on the Arranger in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.
9.11.Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, and, in each case, their respective employees, directors, and officers, (ii) to legal counsel, accountants, and other professional advisors (including insurance brokers) to the Administrative Agent or such Lender or Affiliate, (iii) as provided in Section 12.3(e), (iv) to regulatory officials (including from any self-regulatory authority), (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect existing and prospective contractual counterparties in swap agreements or any other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (including insurers and underwriters and related brokers) or to legal counsel, accountants and other professional advisors to such counterparties, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 9.11 or (2) becomes available to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender on a non-confidential basis from a source other than the Borrower. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Administrative Agent or any Lender with respect to such confidential information. In addition to the foregoing, the Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising materials relating to the transactions contemplated hereby using the name, product, photographs, logo or trademark of the Loan Parties. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents. For the avoidance of doubt, nothing in this Section 9.11 shall prohibit any Person from voluntarily disclosing or providing any information regarding suspected violations of laws, rules or regulations to any governmental, regulatory or self-regulatory authority.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE

ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE BORROWER AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.
9.12.Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.
9.13.Disclosure. The Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.
9.14.USA PATRIOT ACT Notification. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.
9.15.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

9.16.Additional Eligible Currencies. The Borrower may from time to time request that Foreign Currency Loans be made in a currency other than those specifically listed in the definition of “Agreed Currencies”; provided that such requested currency otherwise meets the requirements set forth in “Eligible Currency”. Any such request shall be made to the Administrative Agent (which shall promptly notify each Five-Year Revolving Lender thereof) not later than 11:00 a.m. twenty Business Days prior to the date of the desired Credit Extension. Each Foreign Currency Lender shall notify the Administrative Agent, not later than 11:00 a.m. ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Foreign Currency Loans in such requested currency. Any failure by a Foreign Currency Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Foreign Currency Lender to make Foreign Currency Loans in such requested currency. If all the Foreign Currency Lenders consent to making Foreign Currency Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder (a “Future Agreed Currency”). Interest on extensions of credit denominated in such Future Agreed Currencies may require interest rate determinations and calculations, including determinations of credit spread adjustments, as contemplated by the definition of Other Interest Rate or which are not included in this Agreement as of the Effective Date. Notwithstanding the foregoing or anything to the contrary set forth herein, prior to any such Future Agreed Currency becoming available hereunder, the Lenders hereby agree that the Borrower, the Administrative Agent and the Foreign Currency Lenders extending Foreign Currency Loans in such Future Agreed Currencies shall amend this Agreement, on terms and conditions acceptable to all of them, as needed in order to include such interest rate mechanics.
ARTICLE X

THE ADMINISTRATIVE AGENT
10.1.Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2.Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.
10.3.General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4.No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower’s or any such Guarantor’s respective Subsidiaries.
10.5.Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Administrative Agent may, at any time, request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant without consent or approval from the Required Lenders, and if such instructions are promptly requested, the Administrative Agent will be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents and will not have any liability for refraining from taking any action or withholding any approval under any of the Loan Documents until it has received such instructions from the Required Lenders.
10.6.Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact.   The Administrative Agent will not be responsible for the negligence or misconduct of any agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of agents or attorneys-in-fact.
10.7.Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8.Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (determined without excluding the Defaulting Lenders) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9.Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
10.10.Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11.Lender Credit Decision, Legal Representation.
(a)Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.
(b)Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.
10.12.Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint (upon consultation with the Borrower as long as no Event of Default exists), on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within fifteen (15) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
10.13.Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated as of February 23, 2026 (the “Fee Letter”) among the Administrative Agent, Farm Credit Mid-America, PCA and the Borrower, or as otherwise agreed from time to time.
10.14.Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees)

which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.
10.15.Guarantor Releases. The Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Loan Documents if such Person is no longer required to be a Guarantor hereunder or if such Person is sold, transferred or assigned in accordance with and to the extent permitted by the terms of this Agreement. Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Loan Documents pursuant to the foregoing. In each case as specified hereto, the Administrative Agent may (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of a Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents.
10.16.Co-Syndication Agents, etc. Neither any of the Lenders identified in this Agreement as a “co-agent” or a “book runner,” nor the Syndication Agent or Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.
10.17.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, any Arranger and any book runner and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, any Arranger and any book runner and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, any Arranger and any book runner and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger and any book runner nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby, except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, any Arranger and any book runner and each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any Arranger and any book runner nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger and any book runner and each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the

Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
10.19.Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, LC Issuer or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 10.19(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting Section 10.19(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.19(b).
(c)Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 10.19(a) or under the indemnification provisions of this Agreement.
(d)An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)Each party’s agreements under this Section 10.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
ARTICLE XI

SETOFF; RATABLE PAYMENTS
11.1.Setoff. The Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with such Lender or any Affiliate of such Lender (the “Deposits”) to secure the Obligations. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs and is continuing, Borrower authorizes each Lender, with the prior written consent of the Administrative Agent, to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
11.2.Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1.Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments, and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or, with respect to any Farm Credit System Institution, the Federal Farm Credit Banks Funding Corporation or such other funding lender with respect to such Farm Credit System Institution or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2.Participations.
(a)Permitted Participants; Effect. Any Lender may at any time sell to one or more entities, but in no event natural Persons (“Participants”), participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
(b)Voting Rights. Other than as set forth in Section 12.2(c), each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.
(c)Voting Participants. Notwithstanding anything in this Section 12.2 to the contrary, any Farm Credit System Institution that (i) has purchased a participation from any Lender that is a Farm Credit System Institution in the minimum amount of $5,000,000 (in the aggregate across all facilities) on or after the Effective Date, (ii) is, by written notice to the Borrower and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit System Institution so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed) to become a Voting Participant, provided, that the foregoing clause (iii) shall not require any consent of the Borrower or the Administrative Agent that would not be required for such Voting Participant to become a Lender pursuant to an assignment in accordance with Section 12.3(b) at the time of the applicable participation, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (c), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit System Institution designated as a Voting Participant on Schedule 12.2(c) hereto as of the Effective Date shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrower and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in Exhibit B, (B) state the Dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Borrower within three (3) Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 12.2(c) hereto on the Effective Date or delivered in connection with any Voting Participant Notification. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit System Institution without verification thereof and may also conclusively rely on the information set forth in Schedule 12.2(c) hereto on the Effective Date, delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this clause (c) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the Dollar amount of participations, the contact information of the participants or any other information furnished to the Borrower or the Administrative Agent pursuant to this clause (c). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant.
(d)Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 (subject to the requirements and limitations therein, including the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3.Assignments.
(a)Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
(b)Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if an Event of Default under any of Sections 7.2, 7.3 (solely as result the Borrower’s failure to comply with the terms or provisions of any of Sections 6.4, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17), 7.6 or 7.7 has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. The consent of the Administrative Agent shall be required prior to an assignment becoming effective. The consent of each of the LC Issuer and the Swing Line Lender shall be required prior to an assignment of a Five-Year Revolving Commitment becoming effective. Any consent required under this Section 12.3(b) other than with respect to the LC Issuer or the Swing Line Lender shall not be unreasonably withheld or delayed. A Foreign Currency Sublimit Commitment may not be assigned other than as an assignment of a proportionate part of such Foreign Currency Sublimit Commitment pursuant to an assignment of a Foreign Currency Lender’s Five-Year Revolving Commitment.

(c)Effect; Assignment Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $5,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes Plan Assets and that the rights and interests of the Purchaser in and under the Loan Documents will not be Plan Assets. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement, and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
(d)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.
(f)Resignation as LC Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time U.S. Bank National Association or any other LC Issuer assigns all of its Commitments and Loans pursuant to subsection (b) above, (i) U.S. Bank National Association or any other LC Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as LC Issuer and/or (ii) U.S. Bank National Association or any other Swing Line Lender may, upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as LC Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such LC Issuer or Swing Line Lender, as the case may be. If U.S. Bank National Association resigns as LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Facility LCs outstanding as of the effective time of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations pursuant to Section 2.19(b)). If U.S. Bank National Association resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective time of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(d). Upon the appointment of a successor LC Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swing Line Lender, as the case may be, and (b) the successor LC Issuer shall issue letters of credit in substitution for the Facility LCs, if any, outstanding at the time of such succession or make other arrangements satisfactory to such LC Issuer to effectively assume the obligations of such LC Issuer with respect to such Facility LCs.
ARTICLE XIII

NOTICES
13.1.Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Borrower, to it at 1947 Briarfield Boulevard, Maumee, OH 43537, Attention: Brian A. Valentine, Facsimile: (419) 897-6767;
with a copy to (which shall not constitute notice): Jones Day, 77 W. Wacker Drive, Chicago, Illinois 60601, Attention: Robert Graves, Facsimile: (312) 782-8585;
(ii)if to the Administrative Agent, to it at Food & Beverage, 950 Seventeenth Street, 4th Floor, DN-CO-T4, Denver, Colorado 80202, Attention: Jason King and CSR, Email: food.agribusiness@usbank.com; facsimile: (303) 585-4732;
with a copy to (which shall not constitute notice): Morgan, Lewis & Bockius LLP, 110 N. Wacker Drive, Chicago, IL 60606, Attention: Mark Kirsons, Facsimile: (312) 324-1001;
(iii)if to the LC Issuer, to it at U.S. Bank National Association, 1420 5th Avenue, Seattle, WA 98121, Attention: Cel Gatdula, Facsimile: (206) 587-7023;
(iv)if to a Lender, to it at its address (or facsimile number) set forth in its administrative questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices to the Administrative Agent, a Lender or the LC Issuer under Article II shall not be effective unless and until actually received by the addressee thereof. Notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
The Borrower agrees that the Administrative Agent may, but is not obligated to, make the Communications (as defined below) available to the LC Issuers and the Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” Neither the Administrative Agent nor any affiliate thereof makes any warranty as to the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied, or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any affiliate thereof in connection with the Communications or the Platform. In no event shall the Administrative Agent or any affiliate thereof have any liability to the Borrower, any Lender, any LC Issuer, or any other Person for damages of any kind, including direct or indirect, special, incidental, or consequential damages, losses, or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of the Borrower pursuant to any Loan

Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any LC Issuer by means of electronic communications pursuant to this Section, including through the Platform.
(c)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS
14.1.Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2.Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including E-SIGN, the New York State Electronic Signatures and Records Act, or any other similar state laws based on UETA.
14.3.Electronic Records. Without notice to or consent of any Loan Party, the Administrative Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Administrative Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Administrative Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed, will be deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent and each Lender may rely on any such electronic signatures without further inquiry.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1.CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2.CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN OR IN ANY OTHER LOAN DOCUMENT SHALL (A) LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION, (B) WAIVE ANY LAW PROVIDING FOR THE TREATMENT OF BANK BRANCHES, BANK AGENCIES, OR OTHER BANK OFFICERS AS IF THEY WERE SEPARATE JURIDICAL ENTITIES FOR CERTAIN PURPOSES, INCLUDING UNIFORM COMMERCIAL CODE §§ 4-106, 4-A-105(1)(B), AND 5-116(B), UCP 600 ARTICLE 3 AND ISP98 RULE 2.02, AND URDG 758 ARTICLE 3(A), OR (C) AFFECT WHICH COURTS HAVE OR DO NOT HAVE PERSONAL JURISDICTION OVER THE LC ISSUER OR BENEFICIARY OF ANY LETTER OF CREDIT OR ANY ADVISING BANK, NOMINATED BANK OR ASSIGNEE OF PROCEEDS THEREUNDER OR PROPER VENUE WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO A LETTER OF CREDIT WITH, OR AFFECTING THE RIGHTS OF, ANY PERSON NOT A PARTY TO THIS AGREEMENT, WHETHER OR NOT SUCH LETTER OF CREDIT CONTAINS ITS OWN JURISDICTION SUBMISSION CLAUSE. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
15.3.WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
ARTICLE XVI

COLLECTION ALLOCATION MECHANISM
16.1.Implementation of CAM.
(a)Upon the acceleration of the Loans and the termination of the Commitments in accordance with the terms hereof (such date, the “Termination Date”), the Five-Year Revolving

Lenders shall automatically and without further act (and without regard to the provisions of Section 12.3) be deemed to have exchanged interests in the Five-Year Revolving Loans such that in lieu of the interest of each Five-Year Revolving Lender in each Five-Year Revolving Loan in which it shall participate as of such date, such Five-Year Revolving Lender shall hold an interest in every one of the Five-Year Revolving Loans (including, without limitation, the Foreign Currency Loans), whether or not such Five-Year Revolving Lender shall previously have participated therein, equal to such Five-Year Revolving Lender’s CAM Percentage thereof. Each Five-Year Revolving Lender (including, without limitation, each Foreign Currency Lender) and the Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Loan or other Obligations. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Five-Year Revolving Lenders after giving effect to the CAM Exchange.
(b)As a result of the CAM Exchange, upon and after the date on which the CAM Exchange occurs, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Administrative Agent in respect of the Obligations, shall be distributed with respect to the Five-Year Revolving Exposures to the Five-Year Revolving Lenders pro rata in accordance with their respective CAM Percentages.
16.2.Conversion. In the event a CAM Exchange shall occur, Obligations owed by the Borrower denominated in any Alternative Currency shall, automatically and with no further act required, be converted to obligations of the Borrower denominated in Dollars. Such conversion shall be effected in accordance with Section 2.2 on the date on which the CAM Exchange occurs. On and after any such conversion, all amounts accruing and owed to any Five-Year Revolving Lender in respect of the Five-Year Revolving Loans shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have executed this agreement as of the date first above written.
THE ANDERSONS, INC.
By:
Name:
Title:

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, LC Issuer and Administrative Agent
By:
Name:
Title:

[Signature Page to Credit Agreement]

Farm Credit Mid-America, PCA, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

Bank of America, N.A., as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

Truist Bank, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

The Bank of Nova Scotia ________, as a Lender
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Credit Agreement]

BANK OF MONTREAL, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

Fifth Third Bank, National Association, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

BMO BANK N.A., as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

JPMorgan Chase Bank, N.A., as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

FIRST MERCHANTS BANK, as a Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

FIRST NATIONAL BANK OF OMAHA, as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

BOKF, NA, as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

ARVEST BANK, as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

MASHREQBANK PSC, as a Departing Lender
By:
Name:
Title:

[Signature Page to Credit Agreement]

SCHEDULE 1
Commitments

Lender:	Five-Year Revolving Commitment:	Five-Year Term Loan Commitment:	Eight-Year Term Loan Commitment:	Total Commitment:
U.S. BANK NATIONAL ASSOCIATION	$200,000,000	--	--	$200,000,000
FARM CREDIT MID-AMERICA, PCA	$240,000,000	$114,257,812.40	$256,367,187.50	$610,624,999.90
BANK OF AMERICA, N.A.	$112,500,000	--	--	$112,500,000
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH	$112,500,000	--	--	$112,500,000
PNC BANK, NATIONAL ASSOCIATION	$112,500,000	--	--	$112,500,000
TRUIST BANK	$112,500,000	--	--	$112,500,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$112,500,000	--	--	$112,500,000
THE BANK OF NOVA SCOTIA	$75,000,000	--	--	$75,000,000
BANK OF MONTREAL	$65,000,000	--	--	$65,000,000
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$50,000,000	--	--	$50,000,000
BMO BANK N.A.	$47,500,000	--	--	$47,500,000
JPMORGAN CHASE BANK, N.A.	$35,000,000	--	--	$35,000,000
FIRST MERCHANTS BANK	$25,000,000	--	--	$25,000,000
TOTAL COMMITMENTS	$1,300,000,000	$114,257,812.40	$256,367,187.50	$1,670,624,999.90

Foreign Currency Sublimit Commitments

Name of Lender	Amount of Foreign Currency Sublimit Commitments
U.S. BANK NATIONAL ASSOCIATION	$38,647,343.03
BANK OF AMERICA, N.A	$21,739,130.43
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH	$21,739,130.43
PNC BANK, NATIONAL ASSOCIATION	$21,739,130.43
TRUIST BANK	$21,739,130.43
WELLS FARGO BANK, NATIONAL ASSOCIATION	$21,739,130.43
THE BANK OF NOVA SCOTIA	$14,492,753.62
BANK OF MONTREAL	$12,560,386.47
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$9,661,835.75
BMO BANK N.A.	$9,178,743.96
JPMORGAN CHASE BANK, N.A.	$6,763,285.02
TOTAL	$200,000,000